UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Soliciting Material under §240.14a-12

CHROMADEX CORPORATION
(Name of Registrant as Specified In Its Charter)

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ChromaDex Corporation
10005 Muirlands Blvd, Suite G
Irvine, CA 92618

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 22, 2018

April 27, 2018

To the stockholders of ChromaDex Corporation:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of ChromaDex Corporation, a Delaware corporation (the “Company”), which will be held on June 22, 2018, at 2:00 p.m. local time, at the Company’s office located at 10900 Wilshire Blvd, Suite 650, Los Angeles, CA 90024, for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

(1)
To elect the eight nominees for director named herein;

(2)
To approve an amendment to the 2017 Equity Incentive Plan to, among other things, increase the number of authorized shares for issuance under such plan by 6 million shares;

(3)
To ratify the appointment of Marcum LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018;

(4)
To approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in this Proxy Statement; and

(5)
To transact other business that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

Pursuant to the bylaws of the Company, the Board of Directors has fixed the close of business on April 23, 2018 as the record date (the “Record Date”) for determination of stockholders entitled to notice and to vote at the Annual Meeting and any adjournment thereof. Holders of the Company’s Common Stock are entitled to vote at the Annual Meeting.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our beneficial owners and stockholders of record access to our proxy materials over the Internet. Beneficial owners are stockholders whose shares are held in the name of a broker, bank or other agent (i.e., in “street name”). Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about May 2, 2018 to our beneficial owners and stockholders of record who owned our Common Stock at the close of business on April 23, 2018. Beneficial owners and stockholders of record will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice. Beneficial owners and stockholders of record who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Stephen Allen Chairman of the Board

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

ChromaDex Corporation
10005 Muirlands Blvd, Suite G
Irvine, CA 92618

PROXY STATEMENT
FOR
2018 ANNUAL MEETING OF STOCKHOLDERS
JUNE 22, 2018

The enclosed proxy is solicited by the Board of Directors (“Board of Directors” or “Board”) of ChromaDex Corporation (the “Company”), in connection with the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company, to be held on June 22, 2018, at 2:00 p.m. local time, at the Company’s office located at 10900 Wilshire Blvd, Suite 650, Los Angeles, CA 90024.

At the Annual Meeting, you will be asked to consider and vote upon the following matters:

(1)
To elect the eight nominees for director named herein;

(2)
To approve an amendment to the 2017 Equity Incentive Plan to, among other things, increase the number of authorized shares for issuance under such plan by 6 million shares;

(3)
To ratify the appointment of Marcum LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018;

(4)
To approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in this Proxy Statement; and

(5)
To transact other business that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

The Board of Directors has fixed the close of business on April 23, 2018 as the record date (the “Record Date”) for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our beneficial owners and stockholders of record access to our proxy materials over the Internet. Beneficial owners are stockholders whose shares are held in the name of a broker, bank or other agent (i.e., in “street name”). Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about May 2, 2018 to our beneficial owners and stockholders of record who owned our Common Stock at the close of business on April 23, 2018. Beneficial owners and stockholders of record will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice. Beneficial owners and stockholders of record who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 22, 2018: THE NOTICE, PROXY STATEMENT, PROXY CARD AND THE ANNUAL REPORT ARE AVAILABLE AT WWW.CHROMADEX.COM, INVESTOR RELATIONS SECTION.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I receive in the mail a Notice of Internet Availability of Proxy Materials this year instead of a full set of Proxy Materials?

We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our beneficial owners and stockholders of record a Notice of Internet Availability of Proxy Materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. Our stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A stockholder’s election to receive proxy materials by mail or electronically by email will remain in effect until the stockholder terminates its election.

We intend to mail the Notice on or about May 2, 2018 to all stockholders of record entitled to vote at the annual meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 14, 2018.

How do I attend the annual meeting?

The meeting will be held on Friday, June 22, 2018 at 2:00 p.m. local time at the Company’s office located at 10900 Wilshire Blvd, Suite 650, Los Angeles, CA 90024. Directions to the annual meeting may be found at www.chromadex.com. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 23, 2018 will be entitled to vote at the annual meeting. On this record date, there were 54,866,512 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 23, 2018 your shares were registered directly in your name with the Company’s transfer agent, Equity Stock Transfer, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 23, 2018 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

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To elect the eight nominees for director named herein;
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To approve an amendment of the 2017 Equity Incentive Plan to, among other things, increase the number of authorized shares for issuance under such plan by 6 million shares;
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To ratify the appointment of Marcum LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018;
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To approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in this Proxy Statement.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Who May Attend the Meeting?

Record holders and beneficial owners may attend the Annual Meeting.  If your shares are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

How Do I Vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

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To vote in person, come to the annual meeting and we will give you a ballot when you arrive.
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To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.
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To vote over the telephone, dial toll-free 1-855-557-4647 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 6:00 p.m., Eastern Time on June 21, 2018 to be counted.

To vote through the internet, go to http://www.equitystock.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 6:00 p.m., Eastern Time on June 21, 2018 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from the Company. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 23, 2018.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1, 2, or 4 without your instructions, but may vote your shares on Proposal 3 even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all eight nominees for director, and “For” the proposals to approve an amendment of the 2017 Equity Incentive Plan to, among other things, increase the number of authorized shares for issuance under such plan by 6 million shares, to ratify the appointment of Marcum LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018 and to approve, on an advisory basis, the compensation of the Company's named executive officers. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●
You may submit another properly completed proxy card with a later date.
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You may send a timely written notice that you are revoking your proxy to the Company’s Secretary at 10900 Wilshire Blvd. Suite 650, Los Angeles, CA 90024.
●
You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in the Company’s proxy materials for next year’s annual meeting, your proposal must be submitted in writing by January 2, 2019, to ChromaDex Corporation, Attn: Secretary, at 10900 Wilshire Blvd. Suite 650, Los Angeles, CA 90024. If you wish to submit a proposal (including a director nomination) at the annual meeting that is not to be included in the Company’s proxy materials for next year’s annual meeting, such proposal must be received no earlier than the close of business on March 24, 2019 nor later than the close of business on April 23, 2019. You are also advised to review the Company’s Bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each of Proposals 2, 3 and 4 and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How Many Votes Are Needed for Each Proposal to Pass?

Proposal	Vote Required for Approval	Effect of Abstention	Effect of Broker Non-Vote

Election of eight (8) members to our Board of Directors	Plurality of the votes cast (the eight directors receiving the most “For” votes)	None.	None.
Approval of an amendment to the 2017 Equity Incentive Plan to, among other things, increase the number of authorized shares for issuance under such plan by 6 million shares	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against.	None.
Ratification of the Appointment of Marcum LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending December 31, 2018	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against.	None.
Approval, on an advisory basis, the compensation of the Company's named executive officers	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against.	None.
What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the Record Date, are represented in person or by proxy. Thus, holders representing at least 27,433,257 votes must be represented in person or by proxy to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by us are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, our stockholders may adjourn the meeting.

How can I find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file within four business days of the meeting.

PROPOSAL 1:
ELECTION OF DIRECTORS

Each director to be elected at the Annual Meeting will serve until the next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until such director’s death, resignation or removal. The Board of Directors presently has nine members, but Stephen Allen has elected not to stand for re-election at the Annual Meeting, and the authorized size of the Board of Directors will be reduced to eight members immediately following the Annual Meeting. Unless otherwise instructed, the persons named in the accompanying proxy intend to vote the shares represented by the Proxy for the election of the eight nominees listed below. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in such event, proxies will be voted by the proxy holder for such other persons as may be designated by the Board of Directors, unless the Board of Directors reduces the number of Directors to be elected. Election of a director to the Board of Directors requires a plurality of the votes cast at the Annual Meeting.

The current Board of Directors consists of Frank Jaksch, Jr., Stephen Block, Stephen Allen, Jeff Baxter, Robert Fried, Kurt Gustafson, Steven Rubin, Wendy Yu and Tony Lau. The Board of Directors has determined that a majority of its members, being Stephen Allen, Stephen Block, Jeff Baxter, Kurt Gustafson, Steven Rubin, Wendy Yu and Tony Lau are independent directors within the meaning of the applicable NASDAQ rules. Stephen Allen has elected not to stand for re-election at the Annual Meeting.

The following table sets forth the director nominees. It also provides certain information about the nominees as of the Record Date.

Nominees for Election to Board of Directors

		Director
Name	Age	Since
Frank Jaksch, Jr.	49	2000
Stephen A. Block	73	2007
Jeff Baxter	56	2015
Robert Fried	58	2015
Kurt Gustafson	50	2016
Steven Rubin	57	2017
Wendy Yu	42	2017
Tony Lau	29	2017

Frank L. Jaksch Jr., 49 is a co-founder of the Company and has served as a member of Board since February 2000. Mr. Jaksch served as Chairman of the Board from May 2010 to October 2011 and was its Co-Chairman from February 2000 to May 2010. Mr. Jaksch currently serves as the Chief Executive Officer. In April 2018, the Board of Directors approved a future transition of Mr. Jaksch whereby Mr. Jaksch will transition from his role as Chief Executive Officer, effective as of the conclusion of the Annual Meeting, to serve as Executive Chairman of the Company, contingent and effective upon Mr. Jaksch’s re-election at the Annual Meeting. Mr. Jaksch brought the Company public in June 2008, listing the Company on NASDAQ in April 2016. Under his leadership, ChromaDex has focused on developing a comprehensive natural products chemistry business, expanded into international markets and built an impressive roster of Fortune 500 customers. Prior to founding ChromaDex, Mr. Jaksch served as the International Subsidiaries Manager of Phenomenex, an analytical chemistry consumables company, where he managed the company’s international subsidiary and international business development divisions. While at Phenomenex, Mr. Jaksch established strategic business offices in Australia, England, Germany and New Zealand. His broad expertise includes analytical chemistry, biochemistry, processes and product development for natural products, legal and regulatory practices, agriculture and botany. Additionally, he has more than 20 years of management, sales, marketing and business development experience. Mr. Jaksch holds a Bachelor of Science degree in Chemistry and Biology from Valparaiso University in Valparaiso, Indiana. He is a member of the American Chemistry Society, the American Herbal Products Association, the American Botanical Council and the NSF Joint Committee for Dietary Supplements. He also serves on the board of directors for the Natural Products Association (NPA), where he also serves as the Treasurer. Mr. Jaksch was the co-editor of Current Opinion in Biotechnology: Analytical Biotechnology in February 2014, which highlighted new technologies for quantitative analysis of natural products. He also co-authored “The Handbook of Analytical Methods for Dietary Supplements” with Drs. Mark Roman and Mingfu Wang, which was published by the American Pharmacists Association in June 2005. The Nominating and Corporate Governance Committee believes that Mr. Jaksch’s years of experience working in chemistry-related industries, his extensive sales and marketing background, and his knowledge of international business bring an understanding of the industries in which the Company operates as well as scientific expertise to the Board.

Stephen A. Block, 73, has been a director of the Company since October 2007 and Chair of the Compensation Committee and a member of the Audit Committee since October 2007. From May 2010 to October 2011, Mr. Block served as Lead Independent Director to the Board. Mr. Block is also a director and chair of the nominating and corporate governance committee and a member of the audit committee of Senomyx, Inc. (NASDAQ:SNMX), where he has served on the board of directors since 2005. He also is, and since September 2015 has been, a director of myLAB Box, Inc., a privately held company. Until December 2011, he also served as the chairman of the board of directors of Blue Pacific Flavors and Fragrances, Inc., and, until March 2012, as a director of Allylix, Inc. He served on the boards of directors of these privately held companies since 2008, and 2007, respectively. Mr. Block retired as senior vice president, general counsel and secretary of International Flavors and Fragrances Inc., a leading creator, manufacturer and seller of flavors and fragrances (IFF) in December 2003, having been IFF’s chief legal officer since 1992. During his eleven years at IFF he also led the company’s Regulatory Affairs Department. Prior to 1992, Mr. Block served as senior vice president, general counsel, secretary and director of GAF Corporation, a company specializing in specialty chemicals and building materials, and its publicly traded subsidiary International Specialty Products Inc., held various management positions with Celanese Corporation, a company specializing in synthetic fibers, chemicals and plastics, and practiced law with the New York firm of Stroock & Stroock & Lavan. Mr. Block currently serves as an industry consultant and as a Venture Partner of K5 Venture Partners, LLC, an Orange County early stage venture firm. He is also a Managing Director of K5 Venture Partner, LLC’s affiliated accelerator K5 Launch and a member of the executive committee of the Orange County network of Tech Coast Angels, a leading investing group. Mr. Block received his B.A. cum laude in Russian Studies from Yale University and his law degree from Harvard Law School. The Nominating and Corporate Governance Committee believes that Mr. Block’s experience as the chief legal officer of one of the world’s leading flavor and fragrance companies contributes to the Board’s understanding of the flavor industry, including the Board’s perspective on the strategic interests of potential collaborators, the regulation of the industry, and the viability of various commercial strategies. In addition, Mr. Block’s experience in the area of corporate governance and public company financial reporting is especially valuable to the Board in his capacity as a member of both the Audit Committee and the Compensation Committee.

Jeff Baxter, 56, has served as a director of the Company since April 2015 and has served as a member of the Audit Committee and the Nominating and Corporate Governance Committee since April 2015. Mr. Baxter has served as President and CEO and a Director of VBI Vaccines, Inc. (NASDAQ:VBIV) since 2009. Previously, he was managing partner for the venture capital firm, The Column Group, where he played a pivotal role in the creation of several biotech companies including Immune Design Corp., a vaccine company based on the Lentiviral vector platform and TLR adjuvant technologies. Until July of 2006, Mr. Baxter was SVP, R&D Finance and Operations, of GlaxoSmithKline (GSK). In his 19 years of pharma experience at GSK, he has held line management roles in R&D, commercial, manufacturing, Finance and The Office of the CEO. His most recent position in the global R&D organization included responsibility for finance, pipeline resource planning and allocation, business development deal structuring and SROne (GSK's in-house $125 million venture capital fund). He also chaired GSK's R&D Operating Board. Prior to GSK, he worked at Unilever and British American Tobacco. Mr. Baxter was educated at Thames Valley University and is a Fellow of the Chartered Institute of Management Accountants (FCMA). The Nominating and Corporate Governance Committee believes that Mr. Baxter’s past experience in the pharmaceutical industry bring financial expertise, industry knowledge, and research and development experience to the Board.

Robert Fried, 58, has served as a director of the Company since July 2015 and has served as a member of the Nominating and Corporate Governance Committee from July 2015 to March 2017. Mr. Fried was appointed President and Chief Strategy Officer of the Company in March 2017 (which Chief Strategy Officer title he held until March 2018) and also became its Chief Operating Officer in January 2018. In April 2018, the Board of Directors approved a future transition of Mr. Fried whereby Mr. Fried will transition from his role as President and Chief Operating Officer to serve as Chief Executive Officer of the Company, each effective as of the conclusion of the Annual Meeting. Mr. Fried served as Chairman of the Board of Directors of IDI, Inc. (formerly Tiger Media, Inc.), an information solutions provider focused on the data fusion market and formerly a Chinese advertising company prior to its merger with the parent company of Interactive Data, LLC, from 2011 until June 2015. From 2007 through 2009, he was the president, Chief Executive Officer and a director of Ideation Acquisition Corporation, a special purpose acquisition company. Mr. Fried is the founder and Chief Executive Officer of Feeln, a subscription streaming video service, which was acquired by Hallmark Cards Inc. in 2012. Since then, Mr. Fried manages digital businesses for Hallmark including Feeln, Hallmark e-cards, and Hallmark Print on Demand. Mr. Fried is also an Academy Award winning motion picture producer whose credits include Rudy, Collateral, Boondock Saints, So I Married an Axe Murderer, Godzilla, and numerous others. From December 1994 until June 1996, he was President and Chief Executive Officer of Savoy Pictures, a unit of Savoy Pictures Entertainment, Inc., which was sold in 1996 to Silver King Communications, which is now a part of InterActive Corp. Mr. Fried has also held several executive positions including Executive Vice President in charge of Production for Columbia Pictures, Director of Film Finance and Special Projects for Columbia Pictures, and Director of Business Development at Twentieth Century Fox. Mr. Fried holds an M.S. from Cornell University and an M.B.A. from the Columbia University Graduate School of Business. The Nominating and Corporate Governance Committee believes that Mr. Fried’s past experience as Chairman of the Board of Directors of another public company bring financial expertise and industry knowledge to the Board.

Kurt A. Gustafson, 50, has been a director of the Company and Chair of the Audit Committee since October 2016 and a member of the Compensation Committee since March 2017. In April 2018, the Board of Directors appointed Mr. Gustafson as lead independent director of the Board of Directors, contingent and effective upon Mr. Gustafson’s re-election at the Annual Meeting. Mr. Gustafson has more than 25 years of diverse experience in corporate finance. He currently serves as chief financial officer, principal accounting officer and executive vice president of Spectrum Pharmaceuticals, Inc. (Nasdaq: SPPI). From 2009 to 2013, he served as the chief financial officer of Halozyme Therapeutics, Inc. (Nasdaq: HALO). From 1991 to 2009, Mr. Gustafson worked at Amgen (Nasdaq: AMGN), holding various financial roles as vice president finance, chief financial officer of Amgen International and treasurer. Prior to joining Amgen, he worked in public accounting as staff auditor at Laventhol & Horwath in Chicago. Mr. Gustafson is currently a member of the Board of Directors of Xencor, Inc. (Nasdaq: XNCR), a clinical-stage biopharmaceutical company focused on discovering and developing engineered monoclonal antibodies to treat severe and life-threatening diseases with unmet medical needs. Mr. Gustafson serves as Chair of Xencor’s Audit Committee. Mr. Gustafson holds a Bachelors of Arts degree in Accounting from North Park University in Chicago and a Masters in Business Administration from University of California, Los Angeles. The Nominating and Corporate Governance Committee believes that Mr. Gustafson’s past experience as chief financial officer of a public company and his extensive experience pharmaceutical industry qualify him to chair the Audit Committee and that Mr. Gustafson brings financial, merger and acquisition experience, and a background working with public marketplaces to the Board.

Steven D. Rubin, 57, has been a director of the Company and a member of the Nominating and Corporate Governance Committee since March 2017 and Chair of Nominating and Corporate Governance Committee since March 2018. Mr. Rubin has served as OPKO Health, Inc.’s (NASDAQ: OPK) Executive Vice President – Administration since May 2007 and as a director since February 2007. Mr. Rubin is a member of The Frost Group, LLC, a private investment firm. He has extensive experience as a practicing lawyer, and as general counsel and board member to multiple public companies. Mr. Rubin currently serves on the board of directors for the following companies: VBI Vaccines Inc. (NASDAQ:VBIV), a commercial-stage biopharmaceutical company developing a next generation of vaccines; Kidville, Inc. (OTCBB:KVIL), an operator of large, upscale facilities, catering to newborns through five-year-old children and their families and offers a wide range of developmental classes for newborns to five-year-olds; Non-Invasive Monitoring Systems, Inc. (OTCBB:NIMU), a medical device company; Cocrystal Pharma, Inc. (OTCBB:COCP), a biotechnology company developing new treatments for viral diseases; Eloxx Pharmaceuticals (OTCMKTS: ELOX), a company committed to treating patients suffering from rare and ultra-rare diseases caused by premature termination codon (PTC) nonsense mutations, prior to its merger with Sevion Therapeutics in December 2017; Castle Brands, Inc. (NYSE:ROX), a developer and marketer of premium brand spirits; and, Neovasc, Inc. (NASDAQ:NVCN), a company developing and marketing medical specialty vascular devices. Mr. Rubin previously served as the Senior Vice President, General Counsel and Secretary of IVAX from August 2001 until September 2006. Mr. Rubin previously served as a director of the following companies: Dreams, Inc. (NYSE MKT: DRJ), a vertically integrated sports licensing and products company; Safestitch Medical, Inc. prior to its merger with TransEnterix, Inc.; and, PROLOR Biotech, Inc., prior to its acquisition by the Company in August 2013; and Cognit, Inc. (NASDAQ:COGT), a data and analytics company providing cloud-based mission-critical information and performance marketing solutions. The Nominating and Corporate Governance Committee believes that Mr. Rubin’s past experience as general counsel and board member of multiple public companies bring financial expertise, industry knowledge, and a background working with public marketplaces to the Board.

Wendy Yu, 42, has been a director of the Company since August 2017 and a member of the Nominating and Corporate Governance Committee since March 2018. Since 2012, Ms. Yu has served as the Chief Digital Officer of Horizons Digital Group Limited (affiliate of Horizons Ventures Limited, a Hong Kong based investment firm), overseeing the Asia expansion of Horizons’ portfolio companies and directing public relations, communications, marketing and events. Ms. Yu graduated from University of Toronto, majoring in Commerce and Psychology. Ms. Yu serves as the director nominated by Pioneer Step Holdings Limited pursuant to rights granted to Pioneer Step Holdings Limited pursuant to that certain Securities Purchase Agreement, dated April 26, 2017, by and among the Company and the certain purchasers named therein (the “April 2017 Purchase Agreement”). The Nominating and Corporate Governance Committee believes that Ms. Yu’s experience in management, marketing and communications bring valuable expertise to the Board.

Tony Lau, 29, has been a director of the Company since August 2017 and a member of the Compensation Committee since March 2018. Since September 2014, Mr. Lau has been with Horizons Ventures Limited, building the consumer and retail segment and China market of the Hong Kong based investment firm. Prior to joining Horizons Ventures Limited, Mr. Lau was with Goldman Sachs Asia from June 2011 to August 2014. Mr. Lau has a Bachelor of Arts degree in Finance from the Guanghua School of Management in Peking, China. Mr. Lau serves as the director nominated by Champion River Ventures Limited pursuant to rights granted to Champion River Ventures Limited pursuant to the April 2017 Purchase Agreement. The Nominating and Corporate Governance Committee believes that Mr. Lau’s experience in the finance and consumer products industry bring valuable experience to the Board.

Family Relationships

There are no family relationships between any of our directors and executive officers.

Involvement in Certain Legal Proceedings

During the past ten years, none of our officers, directors, promoters or control persons have been involved in any legal proceedings as described in Item 401(f) of Regulation S-K.

VOTE REQUIRED

Under applicable Delaware law, the election of each nominee requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

MANAGEMENT AND CORPORATE GOVERNANCE

Executive Officers

The names of our executive officers and their ages, positions, and biographies are set forth below. Frank Jaksch’s and Robert Fried's backgrounds are discussed under the section Nominees for Election to Board of Directors. Thomas Varvaro served as Chief Financial Officer until October 5, 2017. Kevin Farr began serving as Chief Financial Officer on October 5, 2017. Mark Friedman began serving as General Counsel and Corporate Secretary on January 22, 2018.

Name	Age	Positions with Company During Fiscal Year 2017
Frank Jaksch, Jr.	49	Chief Executive Officer and Director
Robert Fried	58	President, Chief Strategy Officer and Director
Kevin Farr	60	Chief Financial Officer
Troy Rhonemus	45	Chief Operating Officer
Thomas Varvaro	48	Chief Financial Officer

The persons listed below are our executive officers as of the date hereof:

Name	Age	Positions with Company as of April 23, 2018
Frank Jaksch, Jr. (1)	49	Chief Executive Officer and Director
Robert Fried (2)	58	President, Chief Operating Officer and Director
Kevin Farr	60	Chief Financial Officer
Mark Friedman	60	General Counsel and Corporate Secretary
Troy Rhonemus	45	Executive Vice President

(1)
In April 2018, the Board of Directors approved a future transition of Mr. Jaksch whereby Mr. Jaksch will transition from his role as Chief Executive Officer, effective as of the conclusion of the Annual Meeting, to serve as Executive Chairman of the Company, contingent and effective upon Mr. Jaksch’s re-election at the Annual Meeting.
(2)
In April 2018, the Board of Directors approved a future transition of Mr. Fried whereby Mr. Fried will transition from his role as President and Chief Operating Officer to serve as Chief Executive Officer of the Company, each effective as of the conclusion of the Annual Meeting.

Kevin Farr, 60, has served as the Company’s Chief Financial Officer since October 2017. From February 2000 through September 2017, Mr. Farr was Chief Financial Officer of Mattel, Inc. (NASDAQ: MAT), and prior to that held multiple leadership roles at Mattel since 1991. Before joining Mattel, Mr. Farr spent 10 years at PricewaterhouseCoopers. Mr. Farr serves on the Corporate Advisory Board of the Marshall School of Business at the University of Southern California, and as a board member of Polaris Industries Inc. (NYSE:PII) Mr. Farr received his Master of Business Administration from Northwestern University's J. L. Kellogg Graduate School of Business, and his B.S. in Accounting from Michigan State University.

Mark Friedman, 60, has served as the Company’s General Counsel and Corporate Secretary since January 2018. From 2013 to 2018, Mr. Friedman held various positions at Herbalife Ltd. (NYSE:HLF) including Executive Vice President, General Counsel and Counsel to the Executive Chairman. Mr. Friedman served as General Counsel and Senior Vice President of Business Development and Human Resources at Pinkberry from 2008 to 2013, Senior Vice President and General Counsel at American Golf Corporation from 2003 to 2008 and Senior Counsel and Associate Corporate Secretary for BP (NYSE: BP) and Atlantic Richfield Company from 1994 to 2003. Mr. Friedman received his Juris Doctor degree from the University of Southern California and his Bachelor of Arts degree from the University of California, Davis.

Troy Rhonemus, 45, has served as the Company’s Executive Vice President since January 2018, Chief Operating Officer from March 2014 to January 2018 and Director of New Technology and Supply Chain from January 2013 to February 2014. Mr. Rhonemus has served on the board of directors of Mazza Innovation Ltd., a Canadian company specializing in the extraction of plant-based ingredients, since 2016. Mr. Rhonemus is responsible for overseeing all of the Company’s operations including all aspects of sales, marketing, supply chain management, distribution, and new technology development. Mr. Rhonemus also consults with customers to improve the supply chain management of raw materials to meet government regulations, which includes developing supply chain strategies, auditing manufacturers and developing an understanding of how to manage supplies from countries outside the Unites States. Mr. Rhonemus has extensive experience in managing operations and supply chain, business strategies, and the roll-out of new processes, technologies and products. From 2006 to 2012, Mr. Rhonemus held several positions at Cargill, Inc. As Truvia® Business Process Manager, he served as the product line lead for managing the operations and supply chain of the Truvia® enterprise from leaf to consumer products. As Technology Manger, Mr. Rhonemus served as technical lead for process and product development for Truvia® consumer products and ingredient business. From 2004 to 2006, Mr. Rhonemus served as Principal Research Scientist at E&J Gallo Winery, where he developed experimental designs to ensure that all project work was statistically valid in the lab, pilot and production wineries. From 1998 to 2004, Mr. Rhonemus served as Senior Research Scientist and as Process Technology Manager at Cargill, Inc. In these positions, Mr. Rhonemus solved technical problems and implemented new technologies into production. He identified potential tolling facilities, coordinated tolling efforts, directly supervised and developed new processes and solved technical issues in existing business units in Cargill. Mr. Rhonemus earned a M.A. in Chemistry and a B.S. in Chemistry from Ball State University.

Code of Business Conduct and Ethics

The Board has established a corporate Code of Business Conduct and Ethics that applies to all officers, directors and employees and which is intended to qualify as a “code of ethics” as defined by Item 406 of Regulation S-K of the Exchange Act. The Code of Business Conduct and Ethics is available on the Company’s website at www.chromadex.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Public Availability of Corporate Governance Documents

Our key corporate governance documents, including our Code of Conduct and the charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are:

●
available on our corporate website at www.chromadex.com; and
●
available in print to any stockholder who requests them from our corporate secretary.

Director Attendance

The Board held 14 meetings during 2017. Each director attended at least 75% of Board meetings and meetings of the committees on which he or she served.

Board Qualification and Selection Process

The Nominating and Corporate Governance Committee does not have a specific written policy or process regarding the nominations of directors, nor does it maintain minimum standards for director nominees or consider diversity in identifying nominees for director. However, the Nominating and Corporate Governance Committee does consider the knowledge, experience, integrity and judgment of potential candidates for nominations to the Board. The Nominating and Corporate Governance Committee will consider persons recommended by stockholders for nomination for election as directors. The Nominating and Corporate Governance Committee will consider and evaluate a director candidate recommended by a stockholder in the same manner as a committee-recommended nominee. Stockholders wishing to recommend director candidates must follow the prior notice requirements as described herein.

Board Leadership Structure and Risk Oversight

The leadership of the Board of Directors is currently structured so that it is led by a non-executive Chairman, Stephen Allen, who has authority, among other things, to call and preside over meetings of the Board of Directors, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board of Directors.  Mr. Allen has informed the Company that he will retire from the Board of Directors at the end of his current term and will not stand for re-election at the Annual Meeting.

In April 2018, the Board of Directors approved the appointment of Mr. Jaksch as Executive Chairman, contingent and effective upon Mr. Jaksch’s re-election to the Board of Directors at the Annual Meeting, and of Mr. Gustafson as lead independent director, contingent and effective upon Mr. Gustafson’s re-election to the Board of Directors at the Annual Meeting. As Executive Chairman, Mr. Jaksch will serve as Chairman of the Board and will continue to serve as an employee and executive officer of the Company. The Board of Directors has determined that the future leadership structure, in which there is an Executive Chairman and an independent director acting as lead independent director, ensures that the appropriate level of oversight, independence, and responsibility is applied to all Board decisions, including risk oversight, and is in the best interests of the Company and those of the Company’s stockholders. The lead independent director will serve as the liaison between the Executive Chairman and the independent directors and his responsibilities will, among other things, include facilitating communication with the Board and presiding over regularly conducted executive sessions of the independent directors and establishing the agenda for meetings of the independent directors. The Board of Directors believes that its strong corporate governance policies and practices, including the substantial percentage of independent directors on the Board of Directors, and the robust duties that will be delegated to the lead independent director, will empower the Board of Directors to effectively oversee the Company’s Chief Executive Officer and Executive Chairman and provide an effective and appropriately balanced Board of Directors governance structure.

The entire Board of Directors, as well as through various committees, is responsible for oversight of our Company’s risk management process.  Management furnishes information regarding risk to the Board of Directors as requested.  The Audit Committee discusses risk management with the Company’s management and independent public accountants as set forth in the Audit Committee’s charter.  The Compensation Committee reviews the compensation programs of the Company to make sure economic incentives are tied to the long-term interests of the stockholders.  The Company believes that innovation and the building of long-term stockholder value are impossible without taking risks. We recognize that imprudent acceptance of risk and the failure to identify risks could be a detriment to stockholder value.  The executive officers of the Company are responsible for assessing these risks on a day-to-day basis and for how to best identify, manage and mitigate significant risks that the Company may face.

Board Committees

The Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Other committees may be established by the Board from time to time. The following table provides membership and meeting information for the fiscal year ended December 30, 2017 for each of our Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Stephen Allen (1)		X	X(7)
Jeff Baxter	X		X
Stephen Block	X	X(7)
Robert Fried (2)			X
Kurt Gustafson (3)	X(7)	X
Tony Lau (4)
Steven Rubin (5)			X
Wendy Yu (6)

Total meetings in fiscal year ended December 30, 2017	4	1	1

(1)
Mr. Allen will not stand for re-election at the Annual Meeting. Mr. Allen served as members of the Compensation Committee and Nominating and Corporate Governance Committee until March 13, 2018.
(2)
On March 12, 2017, Mr. Fried was appointed as President and Chief Strategy Officer of the Company and resigned as a member of the Nominating and Corporate Governance Committee.
(3)
On March 14, 2017, the Board appointed Mr. Gustafson as a member of the Compensation Committee.
(4)
On March 13, 2018, Mr. Lau was appointed as a member of the Compensation Committee.
(5)
On March 16, 2018, the Board appointed Mr. Rubin as Chairperson of the Nominating and Corporate Governance Committee.
(6)
On March 13, 2018, Ms. Yu was appointed as a member of the Nominating and Corporate Governance Committee.
(7)
Committee Chairperson.

The following is a description of each of the committees and their composition:

Audit Committee

The Audit Committee of the Board of Directors was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions, including, among other things:

●
evaluates the performance of and assesses the qualifications of the independent auditors;
●
determines and approves the engagement of the independent auditors;
●
determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;
●
reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services;
●
monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law;
●
reviews and approves or rejects transactions between the company and any related persons;
●
confers with management and the independent auditors regarding the effectiveness of internal control over financial reporting;
●
establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and
●
meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee currently consists of three directors: Kurt Gustafson (chairman), Stephen Block and Jeff Baxter. The Audit Committee met four times during the fiscal year. The Board of Directors has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at www.chromadex.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report for fiscal year 2017.

The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A) of the NASDAQ listing standards and Rule 10A-3 of the Exchange Act).

The Board of Directors has also determined that Mr. Gustafson also qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Gustafson’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

Report of the Audit Committee of the Board of Directors

This report of the audit committee is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 30, 2017 with management of the Company. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2017.

Submitted by:

The Audit Committee of

 The Board of Directors

                    Kurt Gustafson (Chairman)
                   Stephen Block
                   Jeff Baxter

Compensation Committee

Our Compensation Committee currently consists of three directors: Stephen Block (chairman), Kurt Gustafson and Tony Lau.  Stephen Allen served on the Compensation Committee until March 13, 2018. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the NASDAQ listing standards. The Compensation Committee met one time during fiscal year 2017. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.chromadex.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report for fiscal year 2017.

The Compensation Committee acts on behalf of the Board to review, modify (as needed) and approve the Company’s compensation strategy, policies, plans and programs. For this purpose, the Compensation Committee performs several functions, including, among other things:

●
establishment of corporate and individual performance objectives relevant to the compensation of the Company’s executive officers and evaluation of performance in light of these stated objectives;
●
review and approval (or recommend to the Board of Directors for approval) of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company’s Chief Executive Officer, other executive officers and non-employee directors; and
●
administration of the Company’s equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs.

Each year, the Compensation Committee reviews with management the Company’s Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings.

The Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. In March 2018, the Compensation Committee retained a consulting firm, Exequity LLP (“Exequity”) directly, although in carrying out assignments, the consulting firm may interact with Company management when necessary and appropriate. Exequity is a nationally recognized provider of executive compensation advisory services and was deemed independent pursuant to SEC rules.

The Compensation Committee generally does not have a specific target amount of compensation for individual executive officers relative to a peer group of companies, but it considers peer data for purposes of assessing the competitiveness of the executive compensation program. An individual executive officer may earn more or less than the market median depending on factors described below, including the individual’s experience and background, role, and past and future performance.

The Company paid cash bonuses to its executive officers in 2018 for 2017 performance based upon achievements of certain goals. For additional information regarding the performance bonus amounts, see “Executive Compensation.”

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is an officer or employee of the Company. None of the executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board or Compensation Committee.

Compensation Committee Report

This report of the Compensation Committee is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2017.

Submitted by:

The Compensation Committee of
The Board of Directors

  Stephen Block, Chairman
  Kurt Gustafson
  Tony Lau

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of three directors: Steven Rubin (chairman), Jeff Baxter and Wendy Yu. Stephen Allen served on the Nominating and Corporate Governance Committee during fiscal year 2017, but stepped down from the Nominating and Corporate Governance Committee in March 2018 in connection with his decision to not stand for re-election at the Annual Meeting. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards. The Nominating and Corporate Governance Committee met one time during the last fiscal year. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at www.chromadex.com. The information on the website is not incorporated by reference into this Proxy Statement or the Annual Report for fiscal year 2017.

The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company consistent with criteria approved by the Board of Directors, reviewing and evaluating incumbent directors, selecting or recommending to the Board of Directors for selection candidates for election to the Board of Directors, making recommendations to the Board of Directors regarding the membership of the committees of the Board of Directors, assessing the performance of the Board of Directors, and developing a set of corporate governance principles for the Company.

The Nominating and Corporate Governance Committee believes that candidates for director nominees should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee by majority vote which we expect will typically be recommended to the full Board.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: ChromaDex Corporation, Attn: Secretary, at 10900 Wilshire Blvd. Suite 650, Los Angeles, CA 90024, no later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Submissions must include the name and address of the Company stockholder on whose behalf the submission is made; the number of Company shares that are owned beneficially by such stockholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; and a description of the proposed.

Stockholder Communication

Any stockholder may communicate in writing by mail at any time with the entire Board of Directors or any individual director (addressed to “Board of Directors” or to a named director), c/o ChromaDex Corporation, ATTN: Secretary, 10900 Wilshire Blvd. Suite 650, Los Angeles, CA 90024. All communications will be compiled by the Secretary of the Company and promptly submitted to the Board of Directors or the individual directors on a periodic basis.

Policy Regarding Attendance at Annual Meetings of Stockholders

The Company does not have a policy with regard to Board members’ attendance at annual meetings. Seven directors attended the Company’s most recent annual meeting of stockholders held on June 20, 2017.

Director Independence

As required under the NASDAQ Stock Market listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board of Directors consults with the Company’s counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board of Directors has affirmatively determined that the following directors are independent directors within the meaning of the applicable NASDAQ listing standards: Stephen Allen, Stephen Block, Jeff Baxter, Kurt Gustafson, Steven Rubin, Wendy Yu and Tony Lau. Mr. Allen has elected not to stand for re-election at the Annual Meeting. Frank L. Jaksch Jr. and Robert Fried do not meet the independence standards because of their employment with the Company.

Please see “Proposal 1: Election of Directors” for more information regarding our Board of Directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis of compensation arrangements of our named executive officers for 2017 should be read together with the compensation tables and related disclosures set forth below.

We believe our success depends on the continued contributions of our named executive officers. Personal relationships and experience are very important in our industry. Our named executive officers are primarily responsible for many of our critical business development relationships. The maintenance of these relationships is critical to ensuring our future success as is experience in managing these relationships. Therefore, it is important to our success that we retain the services of these individuals.

General Philosophy

Our overall compensation philosophy is to provide an executive compensation package that enables us to attract, retain and motivate executive officers to achieve our short-term and long-term business goals. Our compensation philosophy also provides that compensation for executive officers should be structured such that between base salary and cash incentives, a meaningful portion of the executive officer's total cash compensation is at risk. The goals of our compensation program are to align remuneration with business objectives and performance, and to enable us to retain and competitively reward executive officers who contribute to the long-term success of the Company. We attempt to pay our executive officers competitively in order that we will be able to retain the most capable people in the industry. In making executive compensation and other employment compensation decisions, the Compensation Committee considers achievement of certain criteria, some of which relate to our performance and others of which relate to the performance of the individual employee. Awards to executive officers are based on achievement of Company and individual performance criteria.

The Compensation Committee will evaluate our compensation policies on an ongoing basis to determine whether they enable us to attract, retain and motivate key personnel. To meet these objectives, the Compensation Committee may from time to time increase salaries, award additional stock grants or provide other short and long-term incentive compensation to executive officers and other employees.

Results of Most Recent Stockholder Advisory Vote on Executive Compensation

Over 96% of the votes cast in the stockholder advisory vote on the compensation of our named executive officers in 2015 approved our executive compensation and recommended a three-year frequency with which the Company should conduct future stockholder advisory votes on named executive officer compensation, as described in our 2015 proxy statement. The Compensation Committee considered the result of the stockholder advisory vote as an endorsement of its compensation policies, practices and philosophy for our named executive officers. Accordingly, the Compensation Committee determined not to make any significant changes as a result of the vote. In addition, in part based on the support shown by the vote, the Compensation Committee has maintained a consistent approach in making compensation decisions.

The Compensation Committee considers the results of the say-on-pay vote on our executive compensation program as part of its annual executive compensation review. Our Board of Directors values the opinions of our stockholders, and the Compensation Committee will continue to consider the outcome of future say-on-pay votes, as well as any feedback received, when making compensation decisions for the named executive officers.

Compensation Program and Forms of Compensation

We provide our executive officers with a compensation package consisting of base salary, annual bonus, equity incentives and participation in benefit plans generally available to other employees. In setting total compensation, the Compensation Committee considers individual and company performance, as well as market information regarding compensation paid by other companies in our industry.  All executive officers have employment agreements that establish their initial base salaries and set pre-approved goals -- and minimum and maximum opportunities -- for the bonuses and equity incentive awards. Both the Compensation Committee and the Board have approved these agreements.

Base Salary. Base salary is designed to provide predictable level of compensation and provides a competitive level of pay that reflects the executive's experience, role and responsibilities. Base salaries for our executive officers are initially set based on negotiation with individual executive officers at the time of recruitment and with reference to salaries for comparable positions in the industry for individuals of similar education and background to the executive officers being recruited. We also consider the individual’s experience, reputation in his or her industry and expected contributions to the Company. Base salary is regularly evaluated by competitive pay and individual job performance. In each case, we take into account the results achieved by the executive, his or her future potential, scope of responsibilities and experience, and competitive salary practices.

Bonuses. We design our bonus programs to be both affordable and competitive in relation to the market. Our bonus program is designed to motivate employees to typically achieve overall corporate annual goals. Our programs are designed to avoid entitlements, to align actual payouts with the actual results achieved and to be easy to understand and administer.  The Compensation Committee and the executive officer, with input from the other executive officers, work together to identify targets and goals for the executive officer; however, the targets and goals themselves are established after deliberation by the Compensation Committee alone. Upon completion of the fiscal year, the Compensation Committee assesses the Company’s performance and, with input from management and the Board, determines the amount to be awarded to each of the executive officers based on the achievement of the financial goals that were set earlier in the year.

In 2018, we paid bonuses of $75,480, $163,945, $24,378 and $47,940, respectively to our executive officers Frank Jaksch, Jr., Robert Fried, Kevin Farr and Troy Rhonemus for services performed during 2017. Other than Mr. Fried, the 2017 bonus amounts were calculated based upon achievements of two goals, (i) Net sales target and (ii) the Company’s Earnings Before Interest, Taxes, Depreciation, Amortization and Share-based compensation (“EBITDAS’) target. Tables below illustrate how the bonus amounts were calculated for Mr. Jaksch, Mr. Farr and Mr. Rhonemus.

Bonus calculation for Mr. Jaksch – for fiscal year 2017, paid in 2018

Metric	Target (in 1,000s)	Actual (in 1,000’s)	Achievement % (1)	Target Bonus % (2)	Other Factors (3)	Payout Bonus % (4)	Base Salary	Bonus Payment (5)
Net Sales	$22,497	$21,201	94%	25%	60%	14.1%	$370,000	$52,170
EBITDAS	$(3,726)	$(5,879)	42%	25%	60%	6.3%	$370,000	$23,310
							Total	$75,480

Bonus calculation for Mr. Farr – for fiscal year 2017, paid in 2018

Metric	Target (in 1,000s)	Actual (in 1,000’s)	Achievement % (1)	Target Bonus % (2)	Other Factors (3)	Payout Bonus % (4)	Base Salary	Bonus Payment (5)
Net Sales	$22,497	$21,201	94%	25%	23.9%	5.62%	$300,000	$16,850
EBITDAS	$(3,726)	$(5,879)	42%	25%	23.9%	2.51%	$300,000	$7,528
							Total	$24,378

Bonus calculation for Mr. Rhonemus – for fiscal year 2017, paid in 2018

Metric	Target (in 1,000s)	Actual (in 1,000’s)	Achievement % (1)	Target Bonus % (2)	Other Factors (3)	Payout Bonus % (4)	Base Salary	Bonus Payment (5)
Net Sales	$22,497	$21,201	94%	15%	100%	14.1%	$235,000	$33,135
EBITDAS	$(3,726)	$(5,879)	42%	15%	100%	6.3%	$235,000	$14,805
							Total	$47,940

(1)
Achievement % for EBITDAS calculated as 100% minus variance %.
(2)
Maximum bonuses for Mr. Jaksch, Mr. Farr and Mr. Rhonemus are 50%, 50% and 30% of base salary, respectively. 50% weight was allocated to each of the metric.
(3)
Consideration by the Compensation Committee based on numerous factors. For Kevin Farr, 23.9% proration factor was used since Mr. Farr began serving as Chief Financial Officer on October 5, 2017.
(4)
Payout bonus % is calculated based on the achievement % multiplied by the target bonus % multiplied by the other factors %.
(5)
Bonus payment is calculated by multiplying payout bonus % to base salary.

Tables below illustrates how the bonus amount was calculated for Mr. Fried pursuant to the terms of his employment agreement dated March 12, 2017.

Metric	Actual (in 1,000’s)	Bonus %	Bonus Payment
1% of Consumer Product Net Sales	$5,465	1%	$54,648
Additional 2% of Consumer Product Net Sales that exceeds the Prior Year	$5,465	2%	$109,297
1% of the Gross Profit from NIAGEN sales that exceeds the Prior Year	$0	1%	$0
		Total	$163,945

In 2017, we paid bonuses of $122,562, $79,500 and $46,706, respectively to our executive officers Frank Jaksch, Jr., Thomas Varvaro and Troy Rhonemus for services performed during 2016. Also in 2017, Mr. Jaksch, Mr. Varvaro and Mr. Rhonemus received $27,500, $18,000 and $11,400, respectively, which are 50% of the earned bonus for services performed during 2015. The 2016 bonus amounts were calculated based upon achievements of four goals, (i) the Company’s EBITDAS targets for 2016; (ii) Net Income for 2016; (iii) Investigational New Drug (“IND”) and EU regulatory filings for NR; and (iv) Net sales of $30 Million. Tables below illustrate how the bonus amounts were calculated for Mr. Jaksch, Mr. Varvaro and Mr. Rhonemus

Bonus calculation for Mr. Jaksch – for fiscal year 2016, paid in 2017

Metric	Floor (in 1,000s)	Target (in 1,000s)	Actual (in 1,000’s)	Achievement % from Floor to Target (1)	Target Bonus % (2)	Payout Bonus % (3)	Base Salary	Bonus Payment (4)
EBITDAS	N/A	0	$(945)	50%	6.25%	3.125%	$370,000	$11,563
Net Income	Positive	Positive	$(2,928)	0%	3.5%	0%	$370,000	$0
IND & EU Filings	N/A	N/A	N/A	50%	15.25%	7.625%	$370,000	$28,212
Net Sales	0	$30,000	$26,811	89.5%	25%	22.375%	$370,000	$82,787
							Total	$122,562

Bonus calculation for Mr. Varvaro – for fiscal year 2016, paid in 2017

Metric	Floor (in 1,000s)	Target (in 1,000s)	Actual (in 1,000’s)	Achievement % from Floor to Target (1)	Target Bonus % (2)	Payout Bonus % (3)	Base Salary	Bonus Payment (4)
EBITDAS	N/A	0	$(945)	50%	5%	2.5%	$300,000	$7,500
Net Income	Positive	Positive	$(2,928)	0%	2.8%	0%	$300,000	$0
IND & EU Filings	N/A	N/A	N/A	50%	12.2%	6.1%	$300,000	$18,300
Net Sales	0	$30,000	$26,811	89.5%	20%	17.9%	$300,000	$53,700
							Total	$79,500

Bonus calculation for Mr. Rhonemus – for fiscal year 2016, paid in 2017

Metric	Floor (in 1,000s)	Target (in 1,000s)	Actual (in 1,000’s)	Achievement % from Floor to Target (1)	Target Bonus % (2)	Payout Bonus % (3)	Base Salary	Bonus Payment (4)
EBITDAS	N/A	0	$(945)	50%	3.75%	1.875%	$235,000	$4,406
Net Income	Positive	Positive	$(2,928)	0%	2.1%	0%	$235,000	$0
IND & EU Filings	N/A	N/A	N/A	50%	9.15%	4.575%	$235,000	$10,751
Net Sales	0	$30,000	$26,811	89.5%	15%	13.425%	$235,000	$31,549
							Total	$46,706

(1)
The Compensation Committee subjectively determined the achievement % for EBITDAS and IND & EU Filings goals based on numerous factors.
(2)
Per employment agreement, Mr. Jaksch, Mr. Varvaro and Mr. Rhonemus are entitled to receive a bonus up to 50%, 40% and 30% of base salary, respectively. The allocation of the total bonus % to each goal was determined by the Board.
(3)
Payout bonus % is calculated by multiplying achievement % to target bonus %.
(4)
Bonus payment is calculated by multiplying payout bonus % to base salary.

Equity-Based Rewards

We design our equity programs to be both affordable and competitive in relation to the market. We monitor the market and applicable accounting, corporate, securities and tax laws and regulations and adjust our equity programs as needed. Currently, our long term incentive plan is entirely stock-based to facilitate ownership and to align executive interests with those of our stockholders. Stock options and other forms of equity compensation are designed to reflect and reward a high level of sustained individual performance over time. Stock options provide strong incentives to grow shareholder value since our executive officers can realize value only if our stock price appreciates over the exercise price, which is the closing market price on the date of grant.

During the year ended December 30, 2017, the Company granted to Robert Fried 500,000 shares of restricted stock, which vested during the year ended December 30, 2017. During the year ended December 30, 2017, the Company's former Chief Financial Officer, Thomas Varvaro entered into a transition and separation agreement and received vesting of his unvested restricted stock of 166,668 shares effective January 27, 2018. 83,334 of these shares were awarded in 2012 and the remaining 83,334 shares were awarded in 2014.

Timing of Equity Awards

Only the Board may approve stock option grants to our executive officers, which grants are recommended to it by the Compensation Committee. Stock options to employees, including our executive officers, are generally granted once a year at predetermined meetings of the Board. The compensation committee and the Board take the material non-public information into account when determining the timing of awards and generally grant stock options when material non-public information is least present. On limited occasions, grants may occur upon unanimous written consent of the Board, which occurs primarily for the purpose of approving a compensation package for a newly hired or promoted executive under an employment agreement with the executive. The exercise price of a newly granted option is the closing market price of our Common Stock on the date of grant.

Benefits Programs

We design our benefits programs to be both affordable and competitive in relation to the market while conforming to local laws and practices. We monitor the market, local laws and practices and adjust our benefits programs as needed. We design our benefits programs to provide an element of core benefits, and to the extent possible, offer options for additional benefits, be tax-effective for employees in each country and balance costs and cost sharing between us and our employees. One of the benefits programs we offer is a broad-based 401(k) plan to which we make contributions in cash. The Company matches 50% of employee contributions for the first 6% of salary that an employee contributes.

Performance-Based Compensation and Financial Restatement

We have implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executives where such payments were predicated upon the achievement of certain financial results that were subsequently the subject of a financial restatement and have included this policy in the employment contracts with our executives.

Tax and Accounting Considerations

As a result of the Tax Cuts and Jobs Act, for taxable years beginning January 1, 2018 and except for certain grandfathered arrangements, under Section 162(m) of the Code, any compensation over $1,000,000 paid to the covered employees is not deductible by the Company and the limitation on deductibility generally was expanded to include all NEOs. The Committee will be assessing the impact of the amendments to Section 162(m) to determine what adjustments to our executive compensation practices, if any, it considers appropriate.

Severance and Change in Control Arrangements

Several of our executives have employment and other agreements that provide for severance payment arrangements and/or acceleration of stock option and stock award vesting in the event of an acquisition or other change in control of our company. See “Employment and Consulting Agreements” below for a description of the severance and change in control arrangements for our named executive officers.

Role of Executives in Executive Compensation Decisions

The Board and our Compensation Committee generally seek input from our executive officers when discussing the performance of, and compensation levels for, executives. The Compensation Committee also works with our Chief Executive Officer, President and our Chief Financial Officer to evaluate the financial, accounting, tax and retention implications of our various compensation programs. None of our other executives participates in deliberations relating to his or her own compensation.

Hedging Policy

The Company has established an Insider Trading Policy, which, among other things, prohibits trading in securities with material non-public information including through hedging activities. Engaging any transactions relating to our common stock must be pre-cleared by our Trading Compliance Officer.

Summary Compensation Table

The following table sets forth information concerning the annual and long-term compensation earned by our Chief Executive Officer (the principal executive officer), President and Chief Operating Officer, Chief Financial Officer (the principal financial officer), and Executive Vice President, each of whom served during the year ended December 30, 2017 as our executive officers. Thomas Varvaro served as Chief Financial Officer until October 5, 2017. Kevin Farr began serving as Chief Financial Officer on October 5, 2017.

Name	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	All Other Compensation (3)	Total ($)
Frank L. Jaksch Jr.	2017	$370,000	$75,480	-	-	$8,100	$453,580
	2016	$344,231	$122,562	-	$216,980(4)	$7,258	$691,031
	2015	$275,000	$55,000	-	$114,857(5)	$8,642	$453,499
Robert N. Fried	2017	$230,769(6)	$163,945	$2,539,999(7)	$876,014(8)	-	$3,810,727
	2016	-	-	-	-	-	-
	2015	-	-	-	-	-	-
Kevin M. Farr	2017	$60,000(9)	$24,378	-	$3,040,183(10)	-	$3,124,561
	2016	-	-	-	-	-	-
	2015	-	-	-	-	-	-
Troy A. Rhonemus	2017	$235,000	$47,940	-	-	$8,100	$291,040
	2016	$222,692	$46,706		$127,635(11)	$7,023	$404,056
	2015	$186,962	$22,800	-	$76,091(12)	$6,642	$292,495
Thomas C. Varvaro	2017	$300,000	$120,000(13)	-	-	$8,100	$428,100
	2016	$278,846	$79,500	-	$178,689(14)	$7,463	$544,498
	2015	$225,000	$36,000	-	$96,229(15)	$8,437	$365,666

(1)
 The amounts in the column titled “Stock Awards” above reflect the aggregate award date fair value of restricted stock awards.

(2)
The amounts in the column titled “Option Awards” above reflect the aggregate grant date fair value of stock option awards for the fiscal years ended December 30, 2017, December 31, 2016 and January 2, 2016. See Note 11 of the ChromaDex Corporation Consolidated Financial Report included in the Form 10-K for the year ended December 30, 2017, filed with the SEC on March 15, 2018, for a description of certain assumptions in the calculation of the fair value of the Company’s stock options.

(3)
The amounts in this column titled “All Other Compensation” above reflect matching 401(k) contributions.

(4)
On August 15, 2016, Frank Jaksch was granted options to purchase 85,000 shares of ChromaDex common stock at an exercise price of $4.04. These options expire on August 15, 2026 and 25% of the options vest on August 15, 2017 and the remaining 75% vest 2.083% monthly thereafter.

(5)
On July 6, 2015, Frank Jaksch was granted options to purchase 50,000 shares of ChromaDex common stock at an exercise price of $3.66. These options expire on July 6, 2025 and 25% of the options vested on July 6, 2016 and the remaining 75% vest 2.083% monthly thereafter.

(6)
Robert Fried began serving as President and Chief Strategy Officer on March 12, 2017.

(7)
On March 12, 2017, Robert Fried was awarded 166,667 shares of restricted Common Stock, which vested on December 20, 2017 in connection with an amendment to his employment agreement. In addition, Mr. Fried received 333,333 shares of restricted stock on December 20, 2017, which were fully vested.

(8)
On March 12, 2017, Robert Fried was granted options to purchase 500,000 shares of ChromaDex common stock at an exercise price of $2.715. These options expire on March 12, 2027 and 2.78% of the options vest monthly from the grant date.

(9)
Kevin Farr began serving as Chief Financial Officer on October 5, 2017.

(10)
On October 5, 2017, Kevin Farr was granted options to purchase 1,000,000 shares of ChromaDex common stock at an exercise price of $4.24. These options expire on October 4, 2027 and 2.78% of the options vest monthly from the grant date.

(11)
On August 15, 2016, Troy Rhonemus was granted options to purchase 50,000 shares of ChromaDex common stock at an exercise price of $4.04. These options expire on August 15, 2026 and 25% of the options vest on August 15, 2017 and the remaining 75% vest 2.083% monthly thereafter.

(12)
On July 6, 2015, Troy Rhonemus was granted options to purchase 33,334 shares of ChromaDex common stock at an exercise price of $3.66. These options expire on July 6, 2025 and 25% of the options vest on July 6, 2016 and the remaining 75% vest 2.083% monthly thereafter.

(13)
The Company plans to pay a bonus of $120,000 to Thomas Varvaro pursuant to a transition and separation agreement we entered into with Mr. Varvaro on December 15, 2017.

(14)
On August 15, 2016, Thomas Varvaro was granted options to purchase 70,000 shares of ChromaDex common stock at an exercise price of $4.04. These options fully vested on January 27, 2018 pursuant to a transition and separation agreement we entered into with Mr. Varvaro on December 15, 2017.

(15)
On July 6, 2015, Thomas Varvaro was granted options to purchase 41,667 shares of ChromaDex common stock at an exercise price of $3.66. These options fully vested on January 27, 2018 pursuant to a transition and separation agreement we entered into with Mr. Varvaro on December 15, 2017.

Employment and Consulting Agreements

The material terms of employment agreements with the named executive officers previously entered into by the Company are described below.

Employment Agreement with Frank L. Jaksch Jr.

On April 19, 2010, the Company entered into an Amended and Restated Employment Agreement (the “Jaksch Agreement”) with Frank L. Jaksch Jr. The Jaksch Agreement automatically renews unless terminated in accordance with its terms. On January 2, 2014, the Board approved raising the annual base salary of Mr. Jaksch to $275,000 per year and setting the annual cash bonus target up to 50% of his base salary. On March 14, 2016, the Board increased the base salary of Mr. Jaksch to $320,000. On April 25, 2016, Mr. Jaksch’s base salary increased to $370,000 as the Company’s common stock was listed on Nasdaq Stock Market.

If Mr. Jaksch is terminated without cause, Mr. Jaksch is entitled to eight weeks of base salary. If Mr. Jaksch is terminated without cause, subject to executing a release, or if Mr. Jaksch resigns for good reason, he is entitled to (i) continued payment of his current base salary for 24 months; (ii) a cash bonus equal to the maximum bonus he would have otherwise been eligible to receive; (iii) payment of COBRA premiums for 24 months; and (iv) acceleration of vesting of all outstanding equity awards previously granted to Mr. Jaksch.

Employment Agreement with Robert N. Fried

On March 12, 2017, the Company entered into an Employment Agreement (the "Fried Agreement") with Robert Fried. Pursuant to the Fried Agreement, Mr. Fried is entitled to: (i) an annual base salary of $300,000; (ii) an annual cash bonus equal to (a) 1% of net direct-to-consumer sales of products with nicotinamide riboside as a lead ingredient by the Company plus (b) 2% of direct to consumer net sales of products with nicotinamide riboside as a lead ingredient for the portion of such sales that exceeded prior year sales plus (c) 1% of the gross profit derived from nicotinamide riboside ingredient sales to dietary supplement producers; (iii) an option to purchase up to 500,000 shares of Common Stock under the 2007 Plan, subject to monthly vesting over a three-year period, which option grant Mr. Fried received on March 12, 2017; and (iv) 166,667 shares of restricted Common Stock, which vested on December 20, 2017 in connection with an amendment to the Fried Agreement (the "Fried Amendment") by and between the Company and Mr. Fried, dated December 20, 2017. In addition, Mr. Fried received 333,333 shares of restricted stock on December 20, 2017, which were immediately vested in connection with the Fried Amendment.

Subject to Mr. Fried’s continuous service through such date, Mr. Fried is also eligible to receive up to 500,000 shares of fully-vested restricted Common Stock that will be granted upon the achievement of certain performance goals. The Fried Amendment also provides that Mr. Fried will be granted these shares of performance-based restricted Common Stock immediately prior to the consummation of a change in control of the Company, subject to Mr. Fried's continuous service through such change in control.

Any unvested options or shares of restricted stock will vest in full upon (a) a change in control of the Company, (b) Mr. Fried’s death, (c) Mr. Fried’s disability, (d) termination by the Company of Mr. Fried’s employment without cause or (e) Mr. Fried’s resignation for good reason, subject in each case to Mr. Fried’s continuous service as an employee or consultant of the Company or any of its subsidiaries though such event.

The severance terms of the Fried Agreement provide that if (i) Mr. Fried’s employment is terminated by the Company without cause, for death or disability, or Mr. Fried resigns for good reason, or (ii) (a) a change in control of the Company occurs and (b) within one month prior to the date of such change in control or twelve months after the date of such change in control Mr. Fried’s employment is terminated by the Company other than for cause, then, subject to executing a release, Mr. Fried will receive (w) continuation of his base salary for 12 months, (x) health care continuation coverage payments premiums for 12 months, (y) a prorated annual cash bonus earned for the fiscal year in which such termination or resignation occurs, and (z) an extended exercise period for his options.

Employment Agreement with Kevin M. Farr

On October 5, 2017, the Company entered into an Employee Agreement (the "Farr Agreement") with Kevin M. Farr who was appointed by the Board to serve as Chief Financial Officer, principal accounting officer and principal financial officer. Mr. Farr is entitled to receive certain severance payments per the terms of the Farr Agreement. The key terms of the Farr Agreement, including the severance terms are as follows:

Mr. Farr is entitled to: (i) an annual base salary of $300,000 and (ii) a discretionary annual bonus based on the achievement of certain performance goals to be determined by the Board. Pursuant to the Farr Agreement, Mr. Farr also received an option to purchase up to 1,000,000 shares of ChromaDex common stock under the ChromaDex 2017 Equity Incentive Plan, subject to monthly vesting over a three-year period, with an exercise price equal to $4.24 per share. Any unvested options will vest in full (a) upon a change of control of the Company, subject to Mr. Farr’s continuous service through such change of control, (b) on the date (the “Price Threshold Date”) that the unweighted average closing price of the Company’s common stock as quoted on the Nasdaq Capital Market (or such similar established stock exchange) over the previous 20 trading days (including the date such calculation is measured) first equals or exceeds $10.00 per share, subject to Mr. Farr’s continuous service through such Price Threshold Date, or (c) if Mr. Farr is terminated by the Company without cause or if Mr. Farr resigns for good reason within 90 days prior to such change of control or Price Threshold Date.

If Mr. Farr’s employment is terminated by the Company without cause or Mr. Farr resigns for good reason, then, subject to executing a release, Mr. Farr will receive (i) continuation of his base salary for 12 months, (ii) COBRA premiums for 12 months, (iii) a prorated annual cash bonus, based on the good faith determination of the Board of the actual results and period of employment during the year of such termination, (iv) accelerated vesting of time-based equity that would have otherwise become vested by the one year anniversary of such termination date and (v) an extended exercise period for his options.

Employment Agreement with Troy A. Rhonemus

On March 6, 2014, the Company entered into an Employment Agreement (the “Rhonemus Agreement”) with Mr. Troy Rhonemus pursuant to which Mr. Rhonemus was appointed to serve as the Chief Operating Officer of the Company. On March 17, 2015, the Board increased the base salary to $190,000. The Rhonemus Agreement provides for an annual cash bonus (based on performance targets) of up to 30% of his base salary. On March 14, 2016, the Board increased the base salary of Mr. Rhonemus to $210,000. On April 25, 2016, Mr. Rhonemus’ base salary increased to $235,000 as the Company’s common stock was listed on Nasdaq Stock Market. On February 1, 2018, the Compensation Committee increased the base salary of Mr. Rhonemus to $250,000.

In the event of a termination, Mr. Rhonemus will be entitled to any accrued but unpaid base salary and any accrued but unpaid welfare and retirement benefits up to the termination date. In addition, if Mr. Rhonemus leaves the Company for “Good Reason” (as defined in the Rhonemus Agreement), he will also be entitled to severance equal to two weeks of base salary for each full year of service to a maximum of eight weeks of the base salary.

In the event the Company terminates Mr. Rhonemus’ employment without "Cause,” (as defined in the Rhonemus Agreement) Mr. Rhonemus will be entitled to severance equal to two weeks of base salary for each full year of service to a maximum of eight weeks of the base salary, or, if Mr. Rhonemus enters into a standard separation agreement, Mr. Rhonemus will receive continuation of base salary and health benefits, together with applicable fringe benefits as provided until the expiration of the term or renewal term then in effect, however, that in the case of medical and dental insurance, until the expiration of 12 months from the date of termination.

Transition and Separation Agreement with Thomas C. Varvaro

On December 15, 2017, the Company entered into a transition and separation agreement with Mr. Varvaro (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Varvaro resigned from the Company effective January 19, 2018 (the “Separation Date”), and will provide certain consulting services to the Company for three months following the Separation Date, upon the Company’s specific request and up to a maximum of 24 hours per month. Pursuant to the Separation Agreement, Mr. Varvaro is entitled to receive the following compensation and other benefits: (i) continued payment of his current base salary for 24 months following the Separation Date; (ii) a cash bonus equal to the maximum bonus he would have otherwise been eligible to receive for fiscal year 2017; (iii) payment of COBRA premiums through the earlier of 24 months following the Separation Date or the date upon which he becomes ineligible for continued coverage under COBRA, and payment of long-term disability and life insurance premiums through 24 months following the Separation Date; and (iv) acceleration of vesting of all outstanding options or other equity awards previously granted to Mr. Varvaro.

2017 Director Compensation

On November 8, 2016, the Company adopted a Non-Employee Director Compensation Policy, effective July 3, 2016, after evaluating the recommendations from a compensation consultant, Barney and Barney, a Marsh McLennan Agency. Pursuant to this policy, non-employee directors receive cash compensation and grant of options to buy our common stock. In 2017, the options were granted under the Amended 2017 Equity Incentive Plan.

Amended and Restated Director Compensation Policy

Under our Non-Employee Director Compensation Policy, each of our current non-employee directors is eligible to receive an annual retainer of $30,000 for serving on the Board and, if applicable, an additional annual retainer of $30,000 for serving as the Chairman of the Board. The chairpersons of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee receive an additional $20,000, $15,000, and $10,000, respectively, per year for service as chairperson for such committee. Members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee each receive an additional $10,000, $7,500 and $5,000, respectively, per year for service on such committee.

Any non-employee director who is first elected to the Board will be granted an option to purchase 40,000 shares of our common stock on the date of his or her initial election to the Board. In addition, on the date of each annual meeting, each person who continues to serve as a non-employee member of the Board following such annual meeting will be granted a stock option to purchase 20,000 shares of our common stock. All option grants will have an exercise price per share equal to the fair market value of our common stock on the date of grant. Each initial grant for a non-employee director will vest over a three year period, and each annual grant for a non-employee director will vest over a one year period, in each case subject to the director’s continuing service on our Board.

The following table provides information concerning compensation of our non-employee directors who were directors during the fiscal year ended December 30, 2017. The compensation reported is for services as directors for the fiscal year ended December 30, 2017.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Stephen Allen (2)	77,500	-	43,991	-	-	-	121,491
Stephen Block (3)	55,000	-	43,991	-	-	-	98,991
Jeff Baxter (4)	45,000	-	43,991	-	-	-	88,991
Robert Fried (5)	6,827	-	-	-	-	-	6,827
Kurt Gustafson (6)	56,016	-	43,991	-	-	-	100,007
Steven Rubin (7)(8)	26,827	-	110,735	-	-	-	137,562
Wendy Yu (9)	11,129	-	84,968	-	-	-	96,097
Tony Lau (10)	11,129	-	84,968	-	-	-	96,097

(1)
The amounts in the column titled “Option Awards” above reflect the aggregate grant date fair value of stock option awards for the fiscal year ended December 30, 2017. See Note 11 of the ChromaDex Corporation Consolidated Financial Report included in the Form 10-K for the year ended December 30, 2017, filed with the SEC on March 15, 2018, for a description of certain assumptions in the calculation of the fair value of the Company’s stock options. Except as stated below with respect to options awarded to Steven Rubin on April 6, 2017 and Wendy Yu and Tony Lau on August 18, 2017, the options have an exercise price of $3.59 and vest 100% on June 20, 2018.

(2)
On June 20, 2017, Stephen Allen was awarded the option to purchase 20,000 shares of the Company’s common stock. Mr. Allen will not stand for re-election at the Annual Meeting.

(3)
On June 20, 2017, Stephen Block was awarded the option to purchase 20,000 shares of the Company’s common stock.

(4)
On June 20, 2017, Jeff Baxter was awarded the option to purchase 20,000 shares of the Company’s common stock.

(5)
Robert Fried earned $6,827 as a Board member prior to appointment as President and Chief Strategy Officer.

(6)
On June 20, 2017, Kurt Gustafson was awarded the option to purchase 20,000 shares of the Company’s common stock.

(7)
On April 6, 2017, Mr. Rubin was awarded the option to purchase 40,000 shares of the Company’s common stock. The option has an exercise price of $2.58, vested 33% on April 6, 2018 and will vest 33% on April 6, 2019 and 34% on April 6, 2020.

(8)
On June 20, 2017, Mr. Rubin was awarded the option to purchase 20,000 shares of the Company’s common stock.

(9)
On August 18, 2017, Ms. Yu was awarded the option to purchase 40,000 shares of the Company’s common stock. The option has an exercise price of $3.28 and vests 33% on August 18, 2018, 33% on August 18, 2019 and 34% on August 18, 2020.

(10)
On August 18, 2017, Mr. Lau was awarded the option to purchase 40,000 shares of the Company’s common stock. The option has an exercise price of $3.28 and vests 33% on August 18, 2018, 33% on August 18, 2019 and 34% on August 18, 2020.

Grants of Plan-Based Awards

The following table summarizes the stock option awards granted to our named executive officers during the year ended December 30, 2017:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Frank L. Jaksch, Jr.	-	-	-	-
Robert N. Fried	3/12/2017	500,000	$2.715(2)	$876,014
Kevin M. Farr	10/5/2017	1,000,000	$4.24(3)	$3,040,183
Troy A. Rhonemus	-	-	-	-
Thomas C. Varvaro	-	-	-	-

(1)
Based upon the aggregate grant date fair value of stock option awards. See Note 11 of the ChromaDex Corporation Consolidated Financial Report included in the Form 10-K for the year ended December 30, 2017, filed with the SEC on March 15, 2018, for a description of certain assumptions in the calculation of the fair value of the Company’s stock options.

(2)
The exercise price of the stock options awarded was determined in accordance with our Second Amended and Restated 2007 Equity Incentive Plan, which provides that the exercise price for an option granted be the average of the highest and lowest trading prices of our common stock on the date of grant.

(3)
The exercise price of the stock options awarded was determined in accordance with our Amended 2017 Equity Incentive Plan, which provides that the exercise price for an option granted be the closing price of our common stock on the date of grant.

The following table summarizes the restricted stock awards granted to our named executive officers during the year ended December 30, 2017:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards ($)(1)
Frank L. Jaksch, Jr.	-	-	-
Robert N. Fried	3/12/2017	166,667(2)	$453,334
Robert N. Fried	12/20/2017	333,333(3)	$2,086,665
Kevin M. Farr	-	-	-
Troy A. Rhonemus	-	-	-
Thomas C. Varvaro	-	-	-

(1)
Based on the closing price of our common stock on the date of grant.

(2)
Awarded under our Second Amended and Restated 2007 Equity Incentive Plan.

(3)
Awarded under our Amended 2017 Equity Incentive Plan.

Option Exercises and Stock Vested

The following table summarizes, with respect to our named executive officers, all options that were exercised and restricted stock vested during the year ended December 30, 2017:

	Option Awards		Restricted Stock
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Vested (#)	Value Realized on Vesting ($)
Frank L. Jaksch Jr.	58,400	$98,893	-	$-
Robert N. Fried	-	$-	500,000	$3,130,000
Kevin M. Farr	-	$-	-	$-
Troy A. Rhonemus	-	$-	-	$-
Thomas C. Varvaro	634,742	$1,901,819	-	$-

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information regarding stock options and restricted stock granted to our named executive officers outstanding as of December 30, 2017.

Outstanding Stock Options at 2017 Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Frank L. Jaksch Jr.	174,934	—		—	4.50	4/21/2018
	50,000	—		—	4.50	4/21/2018
	33,334	—		—	1.50	5/13/2019
	33,334	—		—	5.10	5/20/2020
	41,667	—		—	4.62	5/10/2021
	83,334	—		—	1.92	8/28/2022
	633,810	—		—	2.835	9/15/2022
	43,750	6,250	(1)	—	3.75	6/18/2024
	30,208	19,793	(2)	—	3.66	7/6/2025
	28,333	56,667	(3)	—	4.04	8/15/2026
Robert N. Fried	66,667	—		—	3.30	7/30/2025
	20,000	—		—	2.605	11/16/2026
	125,000	375,000	(4)	—	2.715	3/12/2027
Kevin M. Farr	55,556	944,444	(5)	—	4.24	10/5/2027
Troy A. Rhonemus	133,335	—		—	1.89	1/25/2023
	83,334	—		—	5.25	2/21/2024
	21,875	3,126	(6)	—	3.75	6/18/2024
	20,139	13,195	(7)	—	3.66	7/6/2025
	16,667	33,333	(8)	—	4.04	8/15/2026
Thomas C. Varvaro	868	5,206	(9)	—	3.75	5/19/2018
	868	16,491	(9)	—	3.66	5/19/2018
	1,459	45,208	(9)	—	4.04	5/19/2018

(1)
1,042 of Mr. Jaksch’s options vest on 18 th of every month through June 18, 2018.
(2)
1,042 of Mr. Jaksch’s options vest on 6 th of every month through July 6, 2019.
(3)
1,771 of Mr. Jaksch’s options vest on 15 th of every month through August 15, 2020.
(4)
13,889 of Mr. Fried’s options vest on 12 th of every month through March 12, 2020.
(5)
27,778 of Mr. Farr’s options vest on 5 th of every month through October 5, 2020.
(6)
521 of Mr. Rhonemus’ options vest on 18 th of every month through June 18, 2018.
(7)
694 of Mr. Rhonemus’ options vest on 6 th of every month through July 6, 2019.
(8)
1,042 of Mr. Rhonemus’ options vest on 15 th of every month through August 15, 2020.
(9)
Mr. Varvaro's outstanding options vested on January 27, 2018.

Outstanding Restricted Stock at 2017 Fiscal Year-End

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#) (1)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (2)
Frank L. Jaksch Jr.	—	—	166,668	$980,008
Robert N. Fried	—	—	—	$—
Kevin M. Farr	—	—	—	$—
Troy A. Rhonemus	—	—	—	$—
Thomas C. Varvaro	—	—	166,668	$980,008

(1)
On June 6, 2012, Frank L. Jaksch Jr. and Thomas C. Varvaro were each awarded 83,334 shares of restricted stock. In addition, on January 2, 2014, Mr. Jaksch and Mr. Varvaro were each awarded 83,334 shares each of restricted stock. These shares were to originally vest upon the earlier to occur of the following: (i) the market price of the Company’s stock exceeds a certain price, or (ii) one of other certain triggering events, including the termination of the officers and members of the board of directors without cause for any reason. On March 7, 2016, the Company and each of the executives amended the restricted stock awards to provide that the awards shall not vest upon the market price of the Company’s stock exceeding a certain price or listing of the Company’s stock on a national securities exchange. On January 27, 2018, Mr. Varvaro resigned and his 166,668 shares of restricted stock fully vested.

(2)
The amounts in the column titled “Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested” above reflect the aggregate market value based on the closing market price of the Company’s stock on December 30, 2017.

Equity Compensation Plan Information

The following table provides information about our equity compensation plans as of December 30, 2017:
	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options,warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))

Equity compensation plans approved by security holders	6,534,167	$3.59	1,392,211

Equity compensation plans not approved by security holders	-	-	-

Total	6,534,167	$3.59	1,392,211

Chief Executive Officer Pay Ratio

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related SEC rule (the “Rule”), the Company is required to provide to its shareholders specified disclosure regarding the relationship of CEO total compensation to the total compensation of its median employee, referred to as “pay-ratio” disclosure.

For fiscal 2017,

●
the median of the annual total compensation of all employees of the Company (other than the CEO) was $74,806 and
●
the annual total compensation of the CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $453,580.
●
Based on this information, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees was 6.1 to 1.

Set forth below is a description of the methodology the Company used to identify the median employee for purposes of the Rule.

To determine the Company’s total population of employees as of December 30, 2017, the Company included all of its full-time and part-time employees, including employees of consolidated subsidiaries. To identify the “median employee” from the Company’s employee population as determined above, the Company compared the aggregate amount of each employee’s 2017 base salary, incentive bonus paid, equity awards granted in 2017 and matching 401(k) contributions. In making this determination, the Company annualized the compensation of employees who were employed by the Company for less than the entire fiscal year. This compensation measure was consistently applied to all employees included in the calculation and reasonably reflects the annual compensation of employees.

Using this approach, the Company selected the employee at the median of its employee population. The Company then calculated annual total compensation for this employee using the same methodology used to calculate annual total compensation for the named executive officers as set forth in the Summary Compensation Table. The Company determined that the employee’s annual total compensation for the fiscal year ended December 30, 2017 was $74,806.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC and to furnish us with copies of such reports. To our knowledge, and based solely on our review of the copies of such forms furnished to us and written representations that no other reports were required, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and 10% stockholders were met during the year ended December 30, 2017 except as follows: Stephen Allen, Stephen A. Block, Jeff Baxter, Kurt A. Gustafson and Steven Rubin were each late filing a Form 4 for option grants received on June 20, 2017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

The following is a description of transactions since January 1, 2017 to which the Company has been a party, in which the amount involved exceeded or will exceed $120,000, and in which any of the Company’s executive officers, directors or holders of more than 5% of its common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change of control arrangements, which are described under "Executive Compensation."

Asset acquisition

On March 12, 2017, the Company acquired all of the outstanding equity interests of Healthspan Research LLC ("Healthspan") from Robert Fried, Jeffrey Allen and Dr. Charles Brenner (the "Sellers"). At the time of the acquisition, Robert Fried was a member of the Board, a position he has held since July 2015.

Upon the closing of, and as consideration for, the acquisition, the Company issued an aggregate of 367,648 shares of the Company’s common stock to the Sellers. The fair value of these shares was approximately $1.0 million based on the closing price of $2.72 per share on March 12, 2017. Also on March 12, 2017, the Company appointed Robert Fried as President and Chief Strategy Officer, effective immediately. Mr. Fried continues to serve as a member of the Board, but resigned as a member of the Nominating and Corporate Governance Committee of the Board.

Healthspan was formed in August 2015 to offer and sell finished bottle product TRU NIAGEN® directly to consumers through internet-based selling platforms. TRU NIAGEN® is currently the Company's leading product. Prior to the acquisition, the Company has supplied certain amount of NIAGEN® to Healthspan as a raw material inventory in exchange for a 4% equity interest in Healthspan. An additional 5% equity interest was received for granting certain exclusive rights to resell NIAGEN® prior to the total acquisition on March 12, 2017.

In cancellation of a loan owed by Healthspan to Mr. Fried prior to the acquisition, the Company repaid $32,500 to Mr. Fried on March 13, 2017 and also repaid $100,000 on March 9, 2018. No interest was paid for the $100,000 repaid on March 9, 2018.

Sale of consumer products

During July 2017, the Company entered into an exclusivity agreement (the "Watsons Agreement") with A.S. Watson Retail (HK) Limited (“Watsons”), whereby the Company agreed to exclusively sell its TRU NIAGEN® dietary supplement product to Watsons in certain territories in Asia. During the year ended December 30, 2017, the Company sold approximately $4.1 million of TRU NIAGEN® dietary supplement product pursuant to the Watsons Agreement. As of December 30, 2017, the trade receivable from Watsons was approximately $1.0 million.

Li Ka Shing, who beneficially owns more than 10% of the Company's common stock, beneficially owns approximately 30% of an entity that beneficially owns approximately 75% of Watsons. In accordance with the Company's Related-Person Transactions Policy, the Audit Committee ratified the terms of the Watsons Agreement.

Financings

In April 2017, the Company entered into a Securities Purchase Agreement with certain purchasers named therein, pursuant to which the Company agreed to sell and issue up to $25.0 million of its common stock at a purchase price of $2.60 per share in three tranches of approximately $3.5 million, $16.4 million and $5.1 million, respectively. The following table sets forth the number of shares of common stock purchased by holders of more than 5% of the Company’s common stock or entities affiliated with them:

Name	Shares of Common Stock
Champion River Ventures Limited	5,769,230
Pioneer Step Holdings Limited	3,846,155

In November 2017, the Company entered into a Securities Purchase Agreement with certain purchasers named therein, pursuant to which the Company agreed to sell and issue up to $23.0 million of its common stock at a purchase price of $4.10 per share. The following table sets forth the number of shares of common stock purchased by holders of more than 5% of the Company’s common stock or entities affiliated with them:

Name	Shares of Common Stock
Champion River Ventures Limited	731,707
Pioneer Step Holdings Limited	487,805
Winsave Resources Limited	1,219,512

Employment Arrangements

The Company currently maintains written employment agreements with several of its named executive officers, as described in "Executive Compensation."

Equity Granted to Executive Officers and Directors

The Company has granted equity to its executive officers and directors, as more fully described in "Executive Compensation."

Indemnification Agreements

The Company has entered, and intends to continue to enter, into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Company’s bylaws. These agreements, among other things, require the Company to indemnify directors and executive officers for certain expenses incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers.

Review, approval or ratification of transactions with related persons.

On an ongoing basis, the Audit Committee reviews all “related party transactions” (those transactions that are required to be disclosed by SEC Regulation S-K, Item 404 and under NASDAQ rules), if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee. In November 2016, the Company adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of the Company’s policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons. Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board of Directors) for consideration and approval or ratification.

PROPOSAL 2:
APPROVAL OF AN AMENDMENT TO THE 2017 EQUITY INCENTIVE PLAN

Overview

On April 24, 2018, our Board of Directors amended the ChromaDex Corporation 2017 Equity Incentive Plan, as amended (the “2017 Plan”), subject to stockholder approval, to among other things, increase the number of shares of common stock authorized for issuance under the 2017 Plan by 6 million shares. We refer to the 2017 Plan, as amended on April 24, 2018, as the “Amended 2017 Plan” throughout this proxy statement. References in this proposal to our Board of Directors include the Compensation Committee of the Board, where applicable.

A description of the material terms of the Amended 2017 Plan are summarized below. The key differences between the terms of the 2017 Plan and the Amended 2017 Plan are as follows:

●
The Amended 2017 Plan provides that an additional 6 million shares may be issued pursuant to stock awards granted under the Amended 2017 Plan.

●
The Amended 2017 Plan eliminates references to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Amended 2017 Plan eliminates individual grant limits that applied under the 2017 Plan to awards that were intended to comply with the exemption for “performance-based compensation” under Code Section 162(m).

●
The Amended 2017 Plan eliminates references to performance cash awards, because those awards were included in the 2017 Plan in order to allow the Company to comply with the exemption for “performance-based compensation” under Section 162(m), which has been repealed, effective for taxable years beginning after December 31, 2017.

In this Proposal 2, our Board of Directors is requesting stockholder approval of the Amended 2017 Plan, including the increase to the number of shares of common stock authorized for issuance under the Amended 2017 Plan by 6 million shares. The Board of Directors believes that the Amended 2017 Plan is an integral part of our long-term compensation philosophy and the Amended 2017 Plan is necessary to continue providing the appropriate levels and types of equity compensation for our employees.

Equity Awards Are an Integral Component of Our Compensation Program

Equity awards have been historically and, we believe, will continue to be an integral component of our overall compensation program for our employees and directors. Approval of the Amended 2017 Plan will allow us to continue to grant stock options and other equity awards at levels we determine to be appropriate in order to attract new employees and directors, retain our existing employees and to provide incentives for such persons to exert maximum efforts for the Company’s success and ultimately increase stockholder value. The Amended 2017 Plan allows the Company to utilize a broad array of equity incentives with flexibility in designing such incentives, including traditional option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, and other stock awards.

At March 31, 2018, stock awards covering an aggregate of 7,520,804 shares were outstanding under our 2007 Equity Incentive Plan (the “2007 Plan”) and the 2017 Plan. In addition, 922,862 shares remained available for future grant under the 2017 Plan as of such date.

The following table provides certain additional information regarding our equity incentive program.

As of March 31, 2018
Total number of shares of common stock subject to outstanding stock options	7,520,804
Weighted-average exercise price of outstanding stock options	$3.87
Weighted-average remaining term of outstanding stock options	7.1 years
Total number of shares of common stock subject to outstanding full value awards	183,335
Total number of shares of common stock available for grant under the 2017 Plan	922,862
Total number of shares of common stock available for grant under other equity incentive plans	0
Total number of shares of common stock outstanding	54,840,210
Per-share closing price of common stock as reported on NASDAQ Global Select Market	$4.20

The Size of Our Share Reserve Increase Request Is Reasonable

If our request to increase the share reserve of the Amended 2017 Plan by 6 million shares is approved, we will have approximately 6.5 million shares available for grant after our Annual Meeting, which we anticipate being a sufficient amount of equity for attracting, retaining, and motivating employees for at least the two next years. We anticipate seeking approval from our stockholders in 2020 of an additional increase to the share reserve under the Amended 2017 Plan.

The size of our request is also reasonable in light of the equity granted to our employees and directors over the last three years.

We Manage Our Equity Incentive Award Use Carefully, and Dilution Is Reasonable

We continue to believe that equity awards such as stock options and other types of stock awards are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to substantially all of our employees. However, we recognize that equity awards dilute existing stockholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of equity incentive awards necessary to attract, reward, and retain employees.

The following table shows our historical dilution and burn rate percentages for fiscal years 2015, 2016 and 2017.

As of End of Fiscal Year	2017	2016	2015
Full Dilution (1)	13.1%	14.7%	15.6%
Gross Burn Rate (2)	6.2%	2.1%	2.0%

(1)
Full dilution is calculated as (shares available for grant + shares subject to outstanding equity incentive awards)/(common stock outstanding + shares available for grant + shares subject to outstanding equity incentive awards).
(2)
Gross Burn Rate is calculated as (shares subject to options granted + shares subject to other equity incentive awards granted)/weighted average common shares outstanding.

Burn Rate

The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal years 2015, 2016 and 2017.

Fiscal Year	2017	2016	2015
Total number of shares of common stock subject to stock options granted	2,285,404	782,485	730,562
Total number of shares of common stock subject to full value awards granted	500,000	-	-
Weighted-average number of shares of common stock outstanding	44,598,879	37,294,321	35,877,341
Burn Rate	6.2%	2.1%	2.0%

The approval of the Amended 2017 Plan will allow us to continue to grant stock options, and would allow us to grant other awards described below, at levels determined appropriate by our Board of Directors or its delegate. The Amended 2017 Plan will continue to provide us with flexibility in designing equity incentives in an environment where a number of companies have moved from traditional option grants to other stock-based awards, including stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards and other stock awards. To date, we have never made any awards other than stock option grants and restricted stock awards; however, at the discretion of the Board of Directors or its delegate, we may do so in the future. The Amended 2017 Plan allows us to utilize multiple types of equity incentives in order to secure and retain the services of our employees, consultants and directors, and to provide long-term incentives that align the interests of our employees, consultants and directors with the interests of our stockholders.

Important Aspects of Our Amended 2017 Plan Designed to Protect Our Stockholders’ Interests

The Amended 2017 Plan includes certain provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

●
Stockholder approval is required for additional shares. The Amended 2017 Plan does not contain an annual “evergreen” provision. Thus, stockholder approval is required each time we need to increase the share reserve allowing our stockholders the ability to have a say on our equity compensation programs.

●
Repricing is not allowed. The Amended 2017 Plan prohibits the repricing of outstanding equity awards and the cancelation of any outstanding equity awards that have an exercise price or strike price greater than the current fair market value of our common stock in exchange for cash or other stock awards under the Amended 2017 Plan.

●
Submission of amendments to Amended 2017 Plan to stockholders. The Amended 2017 Plan requires stockholder approval for material amendments to the Amended 2017 Plan, including as noted above, any increase in the number of shares reserved for issuance under the Amended 2017 Plan.

●
Flexibility in designing equity compensation scheme. The Amended 2017 Plan allows us to provide a broad array of equity incentives, including traditional option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, and other stock awards. By providing this flexibility we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

●
Restrictions on dividends. The Amended 2017 Plan provides that (i) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to an award before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.

●
Director Compensation Limit. The Amended 2017 Plan contains a limit on the total annual compensation that may be paid or granted to any non-employee director for service as a director.

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No liberal change in control definition. The change in control definition in the 2018 Plan is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the 2018 Plan to be triggered.

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No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the 2018 Plan must have an exercise or strike price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

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Administration by independent committee. The 2018 Plan will be administered by the members of our Compensation Committee, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” within the meaning of the NASDAQ listing standards.

General 2017 Plan Information

Our 2017 Plan was adopted by the Board of Directors on April 6, 2017 and approved by our stockholders on June 20, 2017. The 2017 Plan was the successor to and continuation of the 2007 Plan. All outstanding stock awards granted under the 2007 Plan and the 2000 Plan (collectively, the “Prior Plans”) continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the applicable Prior Plan; provided, however, that any shares subject to outstanding stock awards granted under a Prior Plan that expire or terminate for any reason prior to exercise become available for issuance pursuant to stock awards granted under the Amended 2017 Plan. Following June 20, 2017, the effective date of the 2017 Plan, no additional stock awards have been granted under the Prior Plans. As of June 20, 2017, the share reserve of the 2017 Plan consisted of 3,000,000 new shares and up to 5,793,960 shares subject to stock awards under the Prior Plans that may become available for issuance pursuant to stock awards under the 2017 Plan. In January 2018, our Board of Directors adopted an amendment to the 2017 Plan to increase the number of shares reserved for issuance under the 2017 Plan by 500,000 shares (the “Inducement Shares”). The Inducement Shares were not subject to stockholder approval and may be used for stock awards (“Inducement Awards”) only for persons not previously an employee of the Company, or following a bona fide period of non-employment, as an inducement material to such persons entering into employment with the Company.

In this Proposal 2, stockholders are requested to approve the Amended 2017 Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this matter at the Annual Meeting will be required to approve the adoption of the Amended 2017 Plan. Abstentions will be counted toward the tabulation of votes cast on Proposal 2 and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

Description of the Amended 2017 Plan

The material features of the Amended 2017 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the Amended 2017 Plan. Stockholders are urged to read the actual text of the Amended 2017 Plan in its entirety, which is appended to this proxy statement as Appendix A and may be accessed from the SEC’s website at www.sec.gov.

Background

The terms of the Amended 2017 Plan provide for the grant of both nonstatutory stock options (“NSOs”) and incentive stock options (“ISOs”), restricted stock, restricted stock units, stock appreciation rights, performance stock awards, and other stock awards. Inducement Awards may be in the form of any of the above-mentioned types of stock awards, other than incentive stock options.

Shares Available for Awards

If this Proposal 2 is approved, the total number of shares of our common stock reserved for issuance under the Amended 2017 Plan will consist of:

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the number of shares that are subject to stock awards outstanding under the 2000 Plan and the 2007 Plan, as of June 20, 2017, that subsequently terminate prior to exercise or are reacquired, withheld or not issued to satisfy a tax withholding obligation in connection with an award other than a stock option or stock appreciation right; plus

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3,000,000 new shares that were added to the 2017 Plan on June 20, 2017; plus

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500,000 Inducement Shares that were added to the 2017 Plan on January 21, 2018; plus

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6,000,000 shares being added under this Proposal 2.

We call this aggregate number the “Share Reserve”. The Share Reserve under the Amended 2017 Plan may be exceeded so long as the number of shares of common stock actually issued upon the vesting or exercise of equity awards made under the Amended 2017 Plan does not exceed the Share Reserve.

As of March 31, 2018, there were 922,862 shares of common stock (plus any shares that might in the future be returned to the plan as a result of cancellation or expiration of options) available for future grant under the 2017 Plan. In addition, as of such date, options covering an aggregate of 7,520,804 shares, collectively, and 183,335 shares of restricted stock were outstanding under the Prior Plans and the 2017 Plan. The weighted average exercise price of all options outstanding as of March 31, 2018 was approximately $3.87 and the weighted average remaining term of such options was approximately 7.1 years. A total of 54,840,210 shares of our common stock were outstanding as of March 31, 2018.

If a stock award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such stock award having been issued, or (ii) is settled in cash, such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of common stock that may be issued under the Amended 2017 Plan. If we issue common stock pursuant to a stock award and the common stock is later forfeited, then the forfeited shares will become available for issuance under the Amended 2017 Plan. Any shares we reacquire pursuant to our withholding obligations and any shares we reacquire as consideration for the exercise of an option or stock appreciation right also become available for issuance under the Amended 2017 Plan.

Eligibility

All of our approximately 90 employees, approximately 5 consultants and our 7 non-employee directors are eligible to participate in the Amended 2017 Plan and may receive all types of awards; provided that (i) incentive stock options may be granted under the Amended 2017 Plan only to our employees in the United States, and (ii) Inducement Awards may be granted under the Amended 2017 Plan only to persons not previously employed by us, or following a bona fide period of non-employment, as an inducement material to such persons entering into employment with the Company.

Limit on Non-Employee Director Compensation

Under the Amended 2017 Plan, the following limit on compensation will apply to non-employee directors. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a non-employee director with respect to any period commencing on the date of the Company’s Annual Meeting of Stockholders for a particular year and ending on the day immediately prior to the date of the Company’s Annual Meeting of Stockholders for the next subsequent year, including awards granted and cash fees paid by the Company to such non-employee director, will not exceed (i) $600,000 in total value or (ii) in the event such non-employee director is first appointed or elected to the Board during such period, $900,000 in total value, in each case calculating the value of any awards based on the grant date fair value of such awards for financial reporting purposes.

Administration

The Amended 2017 Plan is administered by our Board of Directors, which may in turn delegate authority to administer the plan to a committee. Our Board of Directors has delegated administration of the Amended 2017 Plan to our Compensation Committee and an additional Non-Officer Stock Option Committee created by the Board that has separate but concurrent jurisdiction with the Compensation Committee to make certain discretionary equity awards under the Amended 2017 Plan to all eligible employees other than executive management. Subject to the terms of the Amended 2017 Plan, our Compensation Committee may determine the recipients, numbers and types of stock awards to be granted, and terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the terms of the Amended 2017 Plan and limitations on the size of individual and aggregate grants that are set quarterly by our Board of Directors, our Non-Officer Stock Option Committee may determine the recipients and numbers of stock options to be granted, provided that the terms and conditions of the option awards conform to pre-approved standards regarding the period of their exercisability and vesting. The fair market value applicable to a stock award and the exercise price of options granted under the Amended 2017 Plan is determined in accordance with the terms of the Amended 2017 Plan.

At the discretion of our Board of Directors, the Compensation Committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act. Our Compensation Committee has the authority to delegate certain administrative powers to a subcommittee of one or more members. As used herein, except as explicitly stated otherwise, with respect to the Amended 2017 Plan, the “Board” refers to any committee the Board of Directors appoints (including the Compensation Committee and the Non-Officer Stock Option Committee) or, if applicable, any subcommittee, as well as to the Board of Directors itself.

Inducement Awards may be granted only by an “inducement committee” that consists of the majority of the Company’s independent directors, or that consists of the Company’s independent compensation committee under applicable NASDAQ listing rules.

Repricing

Under the Amended 2017 Plan, the Board does not have the authority to reprice any outstanding equity awards by reducing the exercise price of the stock award or cancelling any outstanding stock awards in exchange for cash or other stock awards under the plan without the approval of our stockholders (which approval must be obtained within 12 months prior to the repricing event).

Dividends and Dividend Equivalents

The Amended 2017 Plan provides that dividends or dividend equivalents may be paid or credited with respect to any shares of our common stock subject to an award (other than a stock option or stock appreciation right), as determined by the Board and contained in the applicable award agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.

Options

Options may be granted under the Amended 2017 Plan pursuant to stock option agreements. The Amended 2017 Plan permits the grant of options that qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described in this section.

The exercise price of NSOs may not be less than 100% of the fair market value of the common stock subject to the option on the date of grant. The exercise price of ISOs may not be less than 100% of the fair market value of the common stock subject to the option on the date of grant and, in some cases (see “Limitations” below), may not be less than 110% of such fair market value.

The term of stock options granted under the Amended 2017 Plan may not exceed ten years. Unless the terms of an option holder’s stock option agreement provide for earlier or later termination, if an option holder’s service relationship with us, or any affiliate of ours, ceases due to (i) disability, the option holder may exercise any vested options for up to 12 months after the date the service relationship ends or (ii) death, the option holder’s beneficiary, may exercise any vested options for up to 18 months after the date the service relationship ends. Except as explicitly provided otherwise in an option holder’s award agreement, if an option holder’s service relationship with us is terminated for “cause” as defined in the Amended 2017 Plan, all options terminate upon the service termination date, and the option holder is prohibited from exercising any option from the time of such termination. If an option holder’s service relationship with us ceases for any reason other than for cause or upon disability or death, the option holder may exercise any vested options for up to three months after the date the service relationship ends, unless the terms of the stock option agreement provide for a longer or shorter period to exercise the option. In no event may an option be exercised after its expiration date. Under the Amended 2017 Plan, the option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws or if the sale of stock received upon exercise of an option would violate our insider trading policy. In no event, however, may any option be exercised beyond the expiration of its term.

Acceptable forms of consideration for the purchase of our common stock issued under the Amended 2017 Plan will be determined by our Board and may include cash, check, bank draft or money order made payable to us, common stock previously owned by the option holder, payment through a broker assisted exercise or, for NSOs only, a net exercise feature, or other legal consideration approved by our Board.

Options granted under the Amended 2017 Plan may become exercisable in cumulative increments, or “vest”, as determined by our Board at the rate specified in the option agreement. Shares covered by different options granted under the Amended 2017 Plan may be subject to different vesting schedules as our Board may determine. Vesting can be time-based or performance-based or can be a hybrid of performance- and time-based vesting. Our Board also has flexibility to provide for accelerated vesting of equity awards in certain events. Our Board and Compensation Committee intend to continue to grant stock options to our officers with accelerated vesting, subject to additional conditions, in the event of a change of control of the Company as defined in the Amended 2017 Plan.

Generally, an option holder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order. However, an option holder may designate a beneficiary who may exercise the option following the option holder’s death.

Limitations

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

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the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and

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the term of any ISO must not exceed five years from the date of grant.

The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs will be 17.6 million under the Amended 2017 Plan. In addition, no employee may be granted options, stock appreciation rights, or other stock awards under the Amended 2017 Plan covering more than two million shares of our common stock in any calendar year.

Restricted Stock Awards

Restricted stock awards may be granted pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the recipient’s past or future services performed for us or an affiliate of ours, or any other form of legal consideration acceptable to the Board. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by our Board. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any legal form acceptable to the Board. We will settle a payment due to a recipient of a restricted stock unit award by delivery of shares of our common stock, by cash, by a combination of cash and stock as deemed appropriate by our Board, or in any other form of consideration determined by our Board and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by our Board. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights may be granted pursuant to a stock appreciation right agreement. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by our Board, but shall in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant. Our Board may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in our common stock, in cash, in any combination of the two, or any other form of legal consideration approved by our Board and contained in the stock appreciation right agreement. Stock appreciation rights shall be subject to the same conditions upon termination and restrictions on transfer as stock options under the Amended 2017 Plan.

Performance Stock Awards

The Amended 2017 Plan provides for the grant of performance stock awards. Performance awards may be granted, may vest or may be exercised based upon the attainment during a certain period of time of certain performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained shall be determined by the Board.

Performance goals under the Amended 2017 Plan shall be determined by a committee of the Board composed solely of outside directors members, based on any one or more of the following performance criteria: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, earnings before interest, taxes and depreciation and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholder equity; (vii) total stockholder return or growth in total stockholder return either directly or in relation to a comparative group; (viii) return on capital; (ix) return on assets or net assets; (x) revenue, growth in revenue or return on sales; (xi) income or net income; (xii) operating income, (xiii) net operating income or net operating income after tax; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue or return on operating profit; (xvii) regulatory filings; (xviii) regulatory approvals, litigation or regulatory resolution goals; (xix) other operational, regulatory or departmental objectives; (xx) budget comparisons; (xxi) growth in stockholder value relative to established indexes, or another peer group or peer group index; (xxiii) development and implementation of strategic plans and/or organizational restructuring goals; (xxiv) development and implementation of risk and crisis management programs; (xxv) improvement in workforce diversity; (xxvi) compliance requirements and compliance relief; (xxvii) safety goals; (xxviii) productivity goals; (xxix) workforce management and succession planning goals; (xxx) economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures); (xxxi) measures of customer satisfaction, employee satisfaction or staff development; (xxxii) development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Company’s revenue or profitability or enhance its customer base; (xxxiii) merger and acquisitions; (xxxiv) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment and dates, clinical trial results, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, new and supplemental indications for existing products, and product supply); (xxxv) initiation of phases of clinical trials and/or studies by specific dates; (xxxvi) acquisition of new customers, including institutional accounts; (xxxvii) customer retention and/or repeat order rate; (xxxviii) number of institutional customer accounts (xxxix) budget management; (xl) improvements in sample and test processing times; (xli) regulatory milestones; (xlii) progress of internal research or clinical programs; (xliii) progress of partnered programs; (xliv) partner satisfaction; (xlv) milestones related to samples received and/or tests run; (xlvi) expansion of sales in additional geographies or markets; (xlvii) research progress, including the development of programs; (xlviii) submission to, or approval by, a regulatory body (including, but not limited to the U.S. Food and Drug Administration) of an applicable filing or a product; (xlix) timely completion of clinical trials; (l) milestones related to samples received and/or tests or panels run; (li) expansion of sales in additional geographies or markets; (lii) research progress, including the development of programs; (liii) patient samples processed and billed; (liv) sample processing operating metrics (including, without limitation, failure rate maximums and reduction of repeat rates); (lv) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; (lvi) and other similar criteria consistent with the foregoing; and (lvii) other measures of performance selected by the Board. These performance criteria can be calculated under generally accepted accounting principles (“GAAP”) or can be calculated using non-GAAP results as predetermined when establishing the performance goals.

Other Stock Awards

Other forms of stock awards valued in whole or in part with reference to our common stock may be granted either alone or in addition to other stock awards under the Amended 2017 Plan. Our Board will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by our Board.

Changes to Capital Structure

In the event that there is a specified type of change in our capital structure not involving the receipt of consideration by us, such as a stock split or stock dividend, the class and number of shares reserved under the Amended 2017 Plan (including share limits) and the class and number of shares and exercise price or strike price, if applicable, of all outstanding stock awards will be appropriately adjusted.

Corporate Transactions

In the event of certain significant corporate transactions, our Board has the discretion to take one or more of the following actions with respect to outstanding stock awards under the Amended 2017 Plan:

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arrange for assumption, continuation, or substitution of a stock award by a surviving or acquiring entity (or its parent company);

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arrange for the assignment of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award to the surviving or acquiring corporation (or its parent company);

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accelerate the vesting and exercisability of a stock award followed by the termination of the stock award;

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arrange for the lapse of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award;

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cancel or arrange for the cancellation of a stock award, to the extent not vested or not exercised prior to the effective date of the corporate transaction, in exchange for cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

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arrange for the surrender of a stock award in exchange for a payment equal to the excess of (a) the value of the property the holder of the stock award would have received upon the exercise of the stock award, over (b) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action for each stock award.

For purposes of the Amended 2017 Plan, a corporate transaction will be deemed to occur in the event of the consummation of (i) a sale of all or substantially all of our consolidated assets, (ii) a sale of at least 50% of our outstanding securities, (iii) a merger or consolidation in which we are not the surviving corporation, or (iv) a merger or consolidation in which we are the surviving corporation but shares of our outstanding common stock are converted into other property by virtue of the transaction.

A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control, as provided in the stock award agreement or in any other written agreement between us and the participant, but in the absence of such provision, no acceleration shall occur.

Plan Amendments

Our Board will continue to have the authority to amend or terminate the Amended 2017 Plan. However, no amendment, including the one put forth in this Proposal 2, or termination of the plan will adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the Amended 2017 Plan as required by applicable law.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The Amended 2017 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO where the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an option holder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the option holder is employed by us, that income will be subject to withholding tax. The option holder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the option holder’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the option holder.

Incentive Stock Options

The Amended 2017 Plan provides for the grant of stock options that qualify as “incentive stock options”, as defined in Section 422 of the Code. Under the Code, an option holder generally is not subject to ordinary income tax upon the grant or exercise of an ISO, subject to alternative minimum tax obligations upon exercise of an ISO. If the option holder holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an option holder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the option holder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the option holder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that stock option generally will be an adjustment included in the option holder’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the option holder, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s tax basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

We may grant under the Amended 2017 Plan stock appreciation rights separate from any other award or in tandem with other awards under the Amended 2017 Plan.

Where the rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date and where the recipient may only receive the appreciation inherent in the stock appreciation rights in shares of our common stock, the recipient will recognize ordinary compensation income equal to the fair market value of the stock received upon such exercise. If the recipient may receive the appreciation inherent in the stock appreciation rights in cash or other property and the stock appreciation right has been structured to conform to the requirements of Section 409A of the Code, then the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Restricted Stock Units

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary compensation income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s tax basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Section 162 Limitations

Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered employees in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Interest of Certain Persons in the Amended 2017 Plan

Stockholders should understand that our directors, executive officers and other employees may be considered as having an interest in the approval of the Amended 2017 Plan because they may, in the future, receive awards under it. If approved, the annual grants made to our non-employee directors in connection with our Annual Meeting, beginning with the 2018 Annual Meeting of Stockholders, would be issued under the Amended 2017 Plan. This would include an option for 20,000 shares for each non-employee director. The Board believes that it is important to our growth and long-term success to be able to continue to offer these incentives.

New Plan Benefits

Amended 2017 Plan

Name and position (1)	Number of units
Frank Jaksch, Jr., Chief Executive Officer(2)	—
Robert Fried, President and Chief Operating Officer(3)	—
Kevin Farr, Chief Financial Officer	—
Mark Friedman, General Counsel and Secretary	—
Troy Rhonemus, Executive Vice President	—
All Current Executive Officers as a group	—
All Current Non-Employee Directors as a group(4)	120,000(5)
All Current Employees as a group (excluding all current executive officers)	100,000

(1)
Except as listed in the table, no other awards that may be made under the Amended 2017 Plan are currently determinable, as there are no guaranteed or contractually required awards. Future grants are subject to approval of our Board or the applicable committee.

(2)
In April 2018, the Board of Directors approved a future transition of Mr. Jaksch whereby Mr. Jaksch will transition from his role as Chief Executive Officer, effective as of the conclusion of the Annual Meeting, to serve as Executive Chairman of the Company, contingent and effective upon Mr. Jaksch’s re-election at the Annual Meeting.

(3)
In April 2018, the Board of Directors approved a future transition of Mr. Fried whereby Mr. Fried will transition from his role as President and Chief Operating Officer to serve as Chief Executive Officer of the Company, each effective as of the conclusion of the Annual Meeting.

(4)
Includes the 6 nominees for re-election at the Annual Meeting.

(5)
As described in the paragraph preceding the table, this amount reflects the NSO grants to be made pursuant to our non-employee director compensation plan at the Annual Meeting as described under “Director Compensation” below.

2017 Equity Incentive Plan Benefits

The following table shows, for each of the named executive officers and the various groups indicated, the number of stock awards underlying shares of the Company’s common stock that have been granted (even if not currently outstanding) under the Amended 2017 Plan since its approval by the stockholders in 2017 and through March 31, 2018.

2017 Equity Incentive Plan, as Amended

Number of shares
Name and position	subject to grant (#)
Frank Jaksch, Jr., Chief Executive Officer and Director(1)	50,000
Robert Fried, President, Chief Operating Officer and Director(2)	633,333
Kevin Farr, Chief Financial Officer	1,000,000
Mark Friedman, General Counsel and Secretary	500,000
Troy Rhonemus, Executive Vice President	120,000
All Current Executive Officers as a Group	2,303,333
All Current Non-Executive Directors as a Group	220,000
All Current Employees as a Group (including all current non-executive officers)	2,892,405
Nominee for Director
Frank Jaksch Jr., Chief Executive Officer and Director(1)	50,000
Robert Fried, President, Chief Operating Officer and Director(2)	633,333
Stephen Block, Non-Executive Director	20,000
Jeff Baxter, Non-Executive Director	20,000
Kurt Gustafson, Non-Executive Director	20,000
Steven Rubin, Non-Executive Director	60,000
Wendy Yu, Non-Executive Director	40,000
Tony Lau, Non-Executive Director	40,000

(1)
In April 2018, the Board of Directors approved a future transition of Mr. Jaksch whereby Mr. Jaksch will transition from his role as Chief Executive Officer, effective as of the conclusion of the Annual Meeting, to serve as Executive Chairman of the Company, contingent and effective upon Mr. Jaksch’s re-election at the Annual Meeting.

(2)
In April 2018, the Board of Directors approved a future transition of Mr. Fried whereby Mr. Fried will transition from his role as President and Chief Operating Officer to serve as Chief Executive Officer of the Company, each effective as of the conclusion of the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CHROMADEX CORPORATION AMENDED 2017 EQUITY INCENTIVE PLAN.

PROPOSAL 3:
RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Marcum LLP (“Marcum”), to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2018 and our Board of Directors has further directed that management submit the selection of its independent registered public accountant firm for ratification by the stockholders at the Annual Meeting. Marcum has audited the Company’s financial statements since 2013. Representatives of Marcum are not expected to be present at the Annual Meeting.

Stockholder ratification of the selection of Marcum as the Company’s independent registered public accountants is not required by Delaware law, the Company’s certificate of incorporation, or the Company’s bylaws. However, the Audit Committee is submitting the selection of Marcum to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Marcum. Abstentions will be counted toward the tabulation of votes cast on Proposal 3 and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether Proposal 3 has been approved.

Audit Fees

The following table sets forth aggregate fees billed to us by Marcum LLP, our independent registered public accounting firm during the fiscal years ended December 30, 2017 and December 31, 2016.

Fiscal Year Ended
Marcum, LLP	December 30, 2017	December 31, 2016
Audit Fees (1)	$435,000	$331,000
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—

(1)
Audit fees consist of fees billed for professional services rendered by Marcum in connection with the audit of the Company’s annual financial statements and internal control over financial reporting and quarterly review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, review of our registration statements and related services that are normally provided in connection with statutory and regulatory filings or engagements.

All fees described above were pre-approved by the Audit Committee. In connection with the audit of the financial statements for the fiscal year ended December 30, 2017, the Company entered into an engagement agreement with Marcum that sets forth the terms by which Marcum will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

Policy for Pre-Approval of Independent Auditor Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by Marcum. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the specific service or category of service and is generally subject to a specific budget. The independent auditor and management are required to periodically communicate to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS INDEPENDENT PUBLIC ACCOUNTANT, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 4:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act entitle the Company’s stockholders to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement (including the compensation tables, and the narrative disclosures that accompany the compensation tables) pursuant to the SEC’s rules. At the Company’s 2015 Annual Meeting of Stockholders, the stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every three years. The Board of Directors has adopted a policy that is consistent with that preference. In accordance with that policy, this year, the Company is again asking the stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

The Company’s executive compensation programs are designed to (1) motivate and retain executive officers, (2) reward the achievement the Company’s short-term and long-term performance goals, (3) establish an appropriate relationship between executive pay and short-term and long-term performance and (4) align executive officers’ interests with those of the Company’s stockholders. Under these programs, the Company’s executive officers are rewarded for the achievement of specific financial operating goals established by the Compensation Committee and the realization of increased stockholder value. Please read the section herein entitled “Executive Compensation” for additional details about the Company’s executive compensation programs, including information about the fiscal year 2017 compensation of the Company’s named executive officers.

The Compensation Committee continually reviews the compensation programs for the Company’s executive officers to ensure they achieve the desired goals of aligning the Company’s executive compensation structure with the Company’s stockholders’ interests and current market practices.

The Company is asking its stockholders to indicate their support for the Company’s named executive officer compensation as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on the Company’s executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers described in this Proxy Statement. Accordingly, the Company will ask its stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to ChromaDex Corporation’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Company’s Board of Directors. The Company’s Board of Directors and Compensation Committee value the opinions of the Company’s stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, the Company will consider its concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. Unless the Board of Directors decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of the Company’s named executives, the next scheduled say-on-pay vote will be at the 2021 Annual Meeting of Stockholders.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS STATED IN THE ABOVE NON-BINDING RESOLUTION, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 23, 2018, there were approximately 54,866,512 shares of our Common Stock outstanding.   The following table sets forth certain information regarding the ownership of our Common Stock as of April 23, 2018 by: each person known to us to beneficially own more than 5% of our Common Stock; each director; each of our named executive officers; and all directors and executive officers as a group.  We calculated beneficial ownership according to Rule 13d-3 of the Exchange Act as of that date.  Shares issuable upon exercise of options or warrants that are exercisable or convertible within 60 days after April 23, 2018 are included as beneficially owned by the holder.  Beneficial ownership generally includes voting and dispositive power with respect to securities.  Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole dispositive power with respect to all shares beneficially owned. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated, the address for the following shareholders is c/o ChromaDex Corporation, 10005 Muirlands Blvd, Suite G, Irvine, CA 92618.

Name of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (2)	Aggregate Percentage Ownership

Champion River Ventures (3)	6,500,937	11.85%
Pioneer Step Holdings (4)	4,333,960	7.90%
Dr. Phillip Frost (5)	3,340,410	6.08%
Michael Brauser (6)	3,055,467	5.56%
Black Sheep, FLP (7)	2,075,052	3.78%
Directors
Stephen Allen (8)	175,334	*
Stephen Block (9)	259,996	*
Jeff Baxter (10)	129,167	*
Kurt Gustafson (11)	33,333	*
Steven Rubin (12)	33,333	*
Wendy Yu	-	*
Tony Lau	-	*
Frank L. Jaksch Jr. (13)	3,399,008	6.07%
Robert Fried (14)	1,349,318	2.44%
Named Executive Officers
Frank L. Jaksch Jr.	(See above)
Robert Fried	(See above)
Kevin Farr (15)	222,222	*
Troy Rhonemus (16)	301,693	*
Thomas Varvaro (17)	70,100	*
All directors and executive officers as a group
(12 persons) (18)
	5,903,404	10.26%

*             Represents less than 1%.

(1)
Addresses for the beneficial owners listed are: Champion River Ventures, 7/F, Cheung Kong Center, 2 Queen's Road Central, Hong Kong; Pioneer Step Holdings, 29th Floor, Harbour Centre, 25 Harbour Road, Wanchai, Hong Kong; Dr. Phillip Frost, 4400 Biscayne Blvd., Suite 1500, Miami, FL 33137; Michael Brauser, 4400 Biscayne Blvd., Suite 850, Miami, FL 33137; and Black Sheep, FLP 6 Palm Hill Drive, San Juan Capistrano, CA 92675.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or dispositive power with respect to shares beneficially owned. Unless otherwise specified, reported ownership refers to both voting and dispositive power. Shares of Common Stock issuable upon the conversion of stock options or the exercise of warrants within the next 60 days are deemed to be converted and beneficially owned by the individual or group identified in the Aggregate Percentage Ownership column.

(3)
Based on beneficial ownership reported on Schedule 13D/A filed with SEC on November 21, 2017, (i) Champion River Ventures Limited (“Champion River”) beneficially owned and had sole voting and dispositive power with respect to 6,500,937 shares (the “Champion Shares”), (ii) Prime Tech Global Limited (“Prime Tech”), by virtue of being the sole shareholder of Champion River, may be deemed to beneficially own and have sole voting and dispositive power with respect to the Champion Shares, (iii) Mayspin Management Limited (“Mayspin”), by virtue of being the sole shareholder of Prime Tech, may be deemed to beneficially own and have sole voting and dispositive power with respect to the Champion Shares, and (iv) Li Ka Shing, by virtue of being the sole shareholder of Mayspin, may be deemed to beneficially own and have sole voting and dispositive power with respect to the Champion Shares. Champion River has exercised its right to designate for appointment one director to our Board of Directors and has designated, and our Board of Directors has appointed, Tony Lau to fill such seat. In addition, Mr. Li is one of 14 directors of Li Ka Shing (Overseas) Foundation (“LKSOF”), which is the sole stockholder of Winsave Resources Limited (“Winsave”), which holds 1,219,512 shares of common stock. However, Mr. Li does not report as having Section 13(d) beneficial ownership over any of the shares owned by Winsave. Investment decisions by LKSOF are made by the majority vote of a board of directors currently consisting of 14 persons, of which Li Ka Shing (“Mr. Li”) is the Chairman. Investment decisions by Winsave are made by the majority vote of a board of directors currently consisting of five persons. Mr. Li is not a director or officer of Winsave. The registered office address for Champion River and Mayspin is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands and the registered office address for PrimeTech is P.O. Box 901, East Asia Chambers, Road Town, Tortola, British Virgin Islands, and the correspondence address for each of Champion River, PrimeTech, and Mayspin is c/o 7/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong.

(4)
Based on beneficial ownership reported on Schedule 13D/A filed with SEC on November 21, 2017, (i) Pioneer Step Holdings Limited (“Pioneer Step”) beneficially owned and had sole voting and dispositive power with respect to 4,333,960 shares (the “Pioneer Shares”) and (ii) Chau Hoi Shuen Solina Holly, by virtue of being the sole shareholder of Pioneer Step, may be deemed to beneficially own and have sole voting and dispositive power with respect to the Pioneer Shares. Pioneer Step has exercised its right to designate for appointment one director to our Board of Directors and has designated, and our Board of Directors has appointed, Wendy Yu to fill such seat. The registered office address for Pioneer Step is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands and its correspondence address is c/o 29th Floor, Harbour Centre, 25 Harbour Road, Wanchai, Hong Kong. The business address of Solina Chau is c/o 29th Floor, Harbour Centre, 25 Harbour Road, Wanchai, Hong Kong.

(5)
Based on beneficial ownership reported on form Schedule 13D/A filed with SEC on December 29, 2017. Includes 1,321,979 shares of common stock and warrants to purchase 88,889 shares of common stock held by Frost Gamma Investments Trust of which Dr. Phillip Frost is the trustee. Frost Gamma Limited Partnership is the sole and exclusive beneficiary of Frost Gamma Investments Trust. Dr. Frost is one of two limited partners of Frost Gamma Limited Partnership. The general partner of Frost Gamma Limited Partnership is Frost Gamma, Inc. and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is also the sole shareholder of Frost-Nevada Corporation. Includes 1,929,542 shares held by Phillip and Patricia Frost Philanthropic Foundation, Inc. of which Dr. Phillip Frost is President.

(6)
Based on beneficial ownership reported on form Schedule 13G filed with SEC on October 16, 2015 and common stock and warrants issued in a registered direct offering on November 9, 2015. Includes 403,033 shares directly held by Michael Brauser; 1,208,810 shares held by Michael & Betsy Brauser TBE, 290,424 shares of common stock and 40,000 warrants held by Grander Holdings, Inc. 401K Profit Sharing Plan of which Mr. Brauser is a trustee; 114,286 shares held by the Brauser 2010 GRAT of which Mr. Brauser is a trustee; 114,286 shares held by Birchtree Capital, LLC of which Mr. Brauser is the manager; 564,286 shares held by BMB Holdings, LLLP of which Mr. Brauser is the manager of its general partner and 238,095 shares held by Betsy Brauser Third Amended Trust Agreement beneficially owned by Mr. Brauser’s spouse which are disclaimed by him. Includes 82,247 stock options exercisable within 60 days.

(7)
Black Sheep, FLP is a family limited partnership the co-general partners of which are Frank L. Jaksch, Jr. and Tricia Jaksch and the sole limited partners of which are Frank L. Jaksch, Jr., Tricia Jaksch and the Jaksch Family Trust.

(8)
Includes 168,334 stock options exercisable within 60 days of April 23, 2018. Mr. Allen will not stand for re-election at the Annual Meeting.

(9)
Includes 243,329 stock options exercisable within 60 days of April 23, 2018.

(10)
Includes 129,167 stock options exercisable within 60 days of April 23, 2018.

(11)
Includes 33,333 stock options exercisable within 60 days of April 23, 2018.

(12)
Includes 33,333 stock options exercisable within 60 days of April 23, 2018.

(13)
Includes 2,075,052 shares owned by Black Sheep, FLP beneficially owned by Mr. Jaksch because he has shared voting power and shared dispositive power for such shares. Includes 201,557 shares directly owned by Mr. Jaksch. Includes 1,122,399 stock options exercisable within 60 days of April 23, 2018.

(14)
Includes 916,574 shares of common stock directly owned by Mr. Fried. Includes 6,744 shares held by Jeremy Fried and 6,000 shares held by Benjamin Fried, who are both sons of Robert Fried. Includes 420,000 stock options exercisable within 60 days of April 23, 2018.

(15)
Includes 222,222 stock options exercisable within 60 days of April 23, 2018.

(16)
Includes 6,667 shares of common stock directly owned by Mr. Rhonemus. Includes 6,134 shares owned by Toni Rhonemus IRA. Includes 288,892 stock options exercisable within 60 days of April 23, 2018.

(17)
Includes 70,100 stock options exercisable within 60 days of April 23, 2018.

(18)
Includes the shares and stock options included above in footnotes (8) through (16).

OTHER BUSINESS

As of the date of this Proxy Statement, the management of the Company has no knowledge of any business that may be presented for consideration at the Annual Meeting, other than that described above. As to other business, if any, that may properly come before the Annual Meeting, or any adjournment thereof, it is intended that the Proxy hereby solicited will be voted in respect of such business in accordance with the judgment of the Proxy holders.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Stephen Allen Chairman of the Board April 27, 2018

Appendix A

ChromaDex Corporation
2017 Equity Incentive Plan

Adopted by the Board of Directors: April 6, 2017
Approved by the Stockholders: June 20, 2017
Amended by the Board of Directors: January 21, 2018
Amended by the Board of Directors: April 24, 2018

1. General.

(a) Successor to and Continuation of Prior Plan. The Plan is intended as the successor to and continuation of the ChromaDex Corporation Second Amended and Restated 2007 Equity Incentive Plan, (the “2007 Plan”). Following the Effective Date, no additional awards may be granted under the 2007 Plan. In addition, from and after 12:01 a.m. Pacific Time on the Effective Date, all outstanding awards granted under the 2007 Plan and the ChromaDex, Inc. 2000 Non-Qualified Incentive Stock Option Plan (the “2000 Plan” and together with the 2007 Plan, the “Prior Plans”) will remain subject to the terms of the 2007 Plan or 2000 Plan, as applicable; provided, however, that the following shares of Common Stock subject to any outstanding stock award granted under the Prior Plans (collectively, the “Prior Plans’ Returning Shares”) will immediately be added to the Share Reserve (as defined in Section 3(a)) as and when such shares become Prior Plans’ Returning Shares and become available for issuance pursuant to Awards granted under this Plan: (i) any shares subject to such stock award that are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares subject to such stock award that are not issued because such stock award or any portion thereof is settled in cash; (iii) any shares issued pursuant to such stock award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares; and (iv) any shares that are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award. All Awards granted on or after 12:01 a.m. Pacific Time on the Effective Date will be subject to the terms of this Plan.

(b) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards. The persons eligible to receive Inducement Awards are Employees who meet the criteria set forth in Section 3(f).

(c) Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; (vi) Performance Stock Awards; (vii) Inducement Awards; and (viii) Other Stock Awards.

(d) Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2. Administration.

(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c). Notwithstanding anything to the contrary set forth herein, only an Inducement Committee has the power to grant Inducement Awards.

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a Participant will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under an outstanding Award without his or her written consent.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, or (E) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without his or her written consent.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding incentive stock options or (B) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more outstanding Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that except as otherwise provided in the Plan (including this Section 2(b)(viii)) or an Award Agreement, the Board may not amend the terms of an outstanding Award if the Board, in its sole discretion, determines that the amendment, taken as a whole, will materially impair the Participant’s rights under such Award without his or her written consent.

Notwithstanding the foregoing or anything in the Plan to the contrary, unless prohibited by applicable law, the Board may amend the terms of any outstanding Award or the Plan, or may suspend or terminate the Plan, without the affected Participant’s consent, (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (C) to clarify the manner of exemption from, or to bring the Award or the Plan into compliance with, Section 409A of the Code, or (D) to comply with other applicable laws or listing requirements.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Rule 16b-3 Compliance. The Committee may consist solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3.

(iii) Inducement Awards. Notwithstanding any other provision of the Plan to the contrary, all Inducement Awards must be granted by an Inducement Committee.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards; and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation of authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(y)(iii).

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(f) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee will have the authority to (i) reduce the exercise or strike price of any outstanding Option or SAR under the Plan or (ii) cancel any outstanding Option or SAR that has an exercise or strike price greater than the then-current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

(g) Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Stock Award, as determined by the Board and contained in the applicable Stock Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Stock Award Agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Stock Award Agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Stock Award Agreement.

3. Shares Subject to the Plan.

(a) Share Reserve.

(i) Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed 15,293,960 shares, which is the sum of (A) 3,000,000 shares approved by the Board in April 2017 and subsequently approved by the Company’s stockholders, plus (B) an additional 6,000,000 shares approved by the Board in April 2018 and subsequently approved by the Company’s stockholders, plus (C) the Prior Plans’ Returning Shares, if any, which become available for grant under this Plan from time to time (such aggregate number of shares described in (A), (B) and (C) above, the “Share Reserve”), plus (D) 500,000 shares approved by the Board in January 2018 that may be issued pursuant to Inducement Awards granted under Section 3(f) of the Plan.

(ii) For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan. Notwithstanding the foregoing, any Inducement Shares that become available for issuance under the Plan pursuant to this subsection 3(b) will only become available for issuance pursuant to Inducement Awards.

(c) Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 17,587,920 shares of Common Stock.

(d) Reserved.

(e) Limits on Grants to Non-Employee Directors. The maximum number of shares of Common Stock subject to Stock Awards granted under the Plan or otherwise during any one calendar year to any Non-Employee Director, taken together with any cash fees paid by the Company to such Non-Employee Director during such calendar year for service on the Board, will not exceed six hundred thousand dollars ($600,000) in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes), or, with respect to the calendar year in which a Non-Employee Director is first appointed or elected to the Board, nine hundred thousand dollars ($900,000).

(f) Inducement Shares. This subsection 3(f) will apply with respect to the shares reserved under this Plan by action of the Board (or a committee thereof) to be used exclusively for the grant of Inducement Awards in compliance with NASDAQ Listing Rule 5635(c)(4) (the “Inducement Shares”). Notwithstanding anything to the contrary in this Plan, an Inducement Award may be granted only to an Employee who has not previously been an Employee or a non-Employee Director of the Company or an Affiliate, or following a bona fide period of non-employment, as an inducement material to the individual’s entering into employment with the Company within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules.

(g) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4. Eligibility.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5. Provisions Relating to Options and Stock Appreciation Rights.

Each Option or SAR Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The terms and conditions of separate Option or SAR Agreements need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i) by cash (including electronic funds transfers), check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the restrictions set forth in this Section 5(e) on the transferability of Options and SARs will apply. Notwithstanding the foregoing or anything in the Plan or a Stock Award Agreement to the contrary, no Option or SAR may be transferred to any financial institution without prior stockholder approval.

(i) Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution (or pursuant to Sections 5(e)(ii) and 5(e)(iii)), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is three (3) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after such termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR (as applicable) will terminate.

(h) Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if the exercise of an Option or SAR following the termination of a Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of a Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after such termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) a Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Participant’s Option or SAR may be exercised (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within such period of time ending on the earlier of (i) the date that is eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR (as applicable) is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in the applicable Award Agreement or other individual written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Option or SAR will terminate immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another written agreement between the Participant and the Company or an Affiliate, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6. Provisions of Stock Awards Other than Options and SARs.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash (including electronic funds transfers), check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to or repurchase by the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of such termination under the terms of the Participant’s Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under a Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement. Notwithstanding the foregoing or anything in the Plan or a Restricted Stock Award Agreement to the contrary, no Restricted Stock Award may be transferred to any financial institution without prior stockholder approval.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to the Restricted Stock Unit Award to a time after the vesting of the Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates, any portion of the Participant’s Restricted Stock Unit Award that has not vested as of the date of such termination will be forfeited upon such termination.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of specified Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Board Discretion. With respect to any Performance Stock Award, the Board retains the discretion to (A) reduce or eliminate the compensation or economic benefit due upon attainment of the Performance Goals on the basis of any considerations as the Board, in its sole discretion, may determine and (B) define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock appreciation rights with an exercise price or strike price less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards granted under Section 5 and this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7. Covenants of the Company.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising a Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8. Miscellaneous.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock issued pursuant to Stock Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliate is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award, and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k) Section 409A Compliance. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of the Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment may be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

(l) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

9. Adjustments upon Changes in Common Stock; Other Corporate Events.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a) and 3(f); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); (iii) the class(es) and maximum number of securities that may be awarded to any Non-Employee Director pursuant to Section 3(e); and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the applicable Stock Award Agreement or other written agreement between a Participant and the Company or an Affiliate, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to a forfeiture condition or the Company’s right of repurchase may be reacquired or repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to forfeiture or repurchase (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transactions. In the event of a Corporate Transaction, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or consummation of the Corporate Transaction, unless otherwise provided in the instrument evidencing the Stock Award, in any other written agreement between the Company or any Affiliate and the Participant or in any director compensation policy of the Company, or unless otherwise expressly provided by the Board at the time of grant of the Stock Award:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Corporate Transaction, which exercise is contingent upon the effectiveness of such Corporate Transaction;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, and pay such cash consideration (including no consideration) as the Board, in its sole discretion, may consider appropriate; and

(vi) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the per share amount payable to holders of Common Stock in connection with the Corporate Transaction, over (B) the per share exercise price under the applicable Award. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. In addition, any escrow, holdback, earnout or similar provisions in the definitive agreement for the Corporate Transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Stock.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award, in any other written agreement between the Company or any Affiliate and the Participant or in any director compensation policy of the Company, but in the absence of such provision, no such acceleration will occur.

10. Termination or Suspension of the Plan.

(a) The Board may suspend or terminate the Plan at any time. No Incentive Stock Option may be granted after the tenth (10th) anniversary of the earlier of (i) the Adoption Date or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan will not materially impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan (including Section 2(b)(viii)) or an Award Agreement.

11. Effective Date of Plan.

This Plan will become effective on the Effective Date.

12. Choice of Law.

The laws of the State of California will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13. Definitions. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Adoption Date” means April 6, 2017, which is the date the Plan was adopted by the Board.

(b) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c) “Award” or “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Stock Award or any Other Stock Award.

(d) “Award Agreement” or “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(g) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(h) “Cause” will have the meaning ascribed to such term in any written agreement between a Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant has breached his or her employment or service contract with the Company or an Affiliate, (ii) such Participant has engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (iii) such Participant has disclosed trade secrets or confidential information of the Company or an Affiliate to persons not entitled to receive such information, (iv) such Participant has breached any written non-competition, non-solicitation, invention assignment or confidentiality agreement between the Participant and the Company or an Affiliate or (v) such Participant has engaged in such other behavior detrimental to the interests of the Company or an Affiliate as the Company determines. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(i) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the Adoption Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between a Participant and the Company or an Affiliate will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that (1) if no definition of Change in Control (or any analogous term) is set forth in such an individual written agreement, the foregoing definition will apply; and (2) no Change in Control (or any analogous term) will be deemed to occur with respect to Awards subject to such an individual written agreement without a requirement that the Change in Control (or any analogous term) actually occur. If required for compliance with Section 409A of the Code, in no event will an event be deemed a Change in Control if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company, or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of a “change in control event” under Section 409A of the Code and the regulations thereunder.

(j) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(k) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means ChromaDex Corporation, a Delaware corporation.

(n) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(o) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(p) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of more than fifty percent (50%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

If required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company, or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Corporate Transaction” to conform to the definition of a “change in control event” under Section 409A of the Code and the regulations thereunder.

(q) [Reserved.]

(r) “Director” means a member of the Board.

(s) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(t) “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2017, provided that this Plan is approved by the Company’s stockholders at such meeting.

(u) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(v) “Entity” means a corporation, partnership, limited liability company or other entity.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(x) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(y) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(z)  “Incentive Stock Option” means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(aa) “Inducement Award” means a Stock Award, other than an Incentive Stock Option, granted pursuant to Section 3(f) of the Plan.

(bb) “Inducement Committee” means a Committee consisting of the majority of the Company’s independent directors or the Company’s independent compensation committee, in either case in accordance with NASDAQ Listing Rule 5635(c)(4).

(cc) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K, or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(dd) “Nonstatutory Stock Option” means an option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.

(ee) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(ff) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(gg) “Option Agreement” means a written agreement between the Company and a holder of an Option evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(hh) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ii) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(jj)  “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(kk) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(ll) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, earnings before interest, taxes and depreciation and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholder equity; (vii) total stockholder return or growth in total stockholder return either directly or in relation to a comparative group; (viii) return on capital; (ix) return on assets or net assets; (x) revenue, growth in revenue or return on sales; (xi) income or net income; (xii) operating income, (xiii) net operating income or net operating income after tax; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue or return on operating profit; (xvii) regulatory filings; (xviii) regulatory approvals, litigation or regulatory resolution goals; (xix) other operational, regulatory or departmental objectives; (xx) budget comparisons; (xxi) growth in stockholder value relative to established indexes, or another peer group or peer group index; (xxiii) development and implementation of strategic plans and/or organizational restructuring goals; (xxiv) development and implementation of risk and crisis management programs; (xxv) improvement in workforce diversity; (xxvi) compliance requirements and compliance relief; (xxvii) safety goals; (xxviii) productivity goals; (xxix) workforce management and succession planning goals; (xxx) economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures); (xxxi) measures of customer satisfaction, employee satisfaction or staff development; (xxxii) development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Company’s revenue or profitability or enhance its customer base; (xxxiii) merger and acquisitions; (xxxiv) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment and dates, clinical trial results, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, new and supplemental indications for existing products, and product supply); (xxxv) initiation of phases of clinical trials and/or studies by specific dates; (xxxvi) acquisition of new customers, including institutional accounts; (xxxvii) customer retention and/or repeat order rate; (xxxviii) number of institutional customer accounts (xxxix) budget management; (xl) improvements in sample and test processing times; (xli) regulatory milestones; (xlii) progress of internal research or clinical programs; (xliii) progress of partnered programs; (xliv) partner satisfaction; (xlv) milestones related to samples received and/or tests run; (xlvi) expansion of sales in additional geographies or markets; (xlvii) research progress, including the development of programs; (xlviii) submission to, or approval by, a regulatory body (including, but not limited to the U.S. Food and Drug Administration) of an applicable filing or a product; (xlix) timely completion of clinical trials; (l) milestones related to samples received and/or tests or panels run; (li) expansion of sales in additional geographies or markets; (lii) research progress, including the development of programs; (liii) patient samples processed and billed; (liv) sample processing operating metrics (including, without limitation, failure rate maximums and reduction of repeat rates); (lv) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; (lvi) and other similar criteria consistent with the foregoing; and (lvii) other measures of performance selected by the Board.

(mm) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are unusual in nature or occur infrequently as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement.

(nn) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Committee (or Board, if applicable).

(oo) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(pp) “Plan” means this ChromaDex Corporation 2017 Equity Incentive Plan.

(qq) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(rr) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ss) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(tt) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(uu) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(vv) “Rule 405” means Rule 405 promulgated under the Securities Act.

(ww) “Securities Act” means the Securities Act of 1933, as amended.

(xx) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(yy) “Stock Appreciation Right Agreement” or “SAR Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(zz)  “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(aaa) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

 CHROMADEX CORPORATION
REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of ChromaDex Corporation (the “Company”) hereby revokes all previously granted proxies and appoints each of Frank L. Jaksch, Jr. and Kevin Farr as their attorneys, agents and proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as the undersigned has designated, all the shares of Common Stock of the undersigned at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held at the offices of ChromaDex Corporation, 10900 Wilshire Blvd, Suite 650, Los Angeles, CA 90024, at 2:00 p.m., local time on June 22, 2018, and at any and all postponements or adjournments thereof.

1.	Election of Directors

☐ FOR ALL	☐ FOR ALL EXCEPT*[ ]	☐ WITHHOLD AUTHORITY FOR ALL

01	Frank L. Jaksch, Jr.	02	Stephen Block	03	Jeff Baxter	04	Robert Fried
05	Kurt Gustafson	06	Steven Rubin	07	Wendy Yu	08	Tony Lau

NOTE: To withhold authority to vote for any individual, mark the FOR ALL EXCEPT box and enter the number next to the name(s) of the exceptions in the space provided. Unless authority to vote for all the foregoing individuals is withheld, this proxy will be deemed to confer authority to vote for every individual whose number is not so listed.

2.	Approval of the Amendment to the 2017 Equity Incentive Plan
☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Ratification of Marcum LLP As Independent Registered Public Accounting Firm For the Year Ending December 31, 2018
☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers
☐ FOR	☐ AGAINST	☐ ABSTAIN

   5.     In accordance with the discretion of the proxy as to all other business as may come before the meeting. If any other matter is presented, your proxies will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in their own discretion. The Board of Directors at present knows of no other business to be presented at the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE PROPOSALS.

This Proxy revokes any proxy to vote such shares at the Annual Meeting heretofore given by the undersigned. Please sign and date below.

The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revokes any and all proxies the undersigned has given before to vote at the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement which accompanies the notice.

DATED: __________, 2018	(Name)

(Signature)

(Signature, if held jointly)

Sign exactly as name(s) appear(s) on stock certificate(s). If stock is held jointly, each holder must sign. If signing is by attorney, executor, administrator, trustee or guardian, give full title as such. A corporation or partnership must sign by an authorized officer or general partner, respectively.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED TO EQUITY STOCK TRANSFER C/O MOHIT BHANSALI AT 237 W 37TH ST. SUITE 602, NEW YORK, NY 10018.

You may also submit your proxy facsimile to (646) 201-9006 or electronically on the Internet by going to http://www.equitystock.com.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 22, 2018. The proxy statement and annual report to security holders are available at http://investors.chromadex.com